Exhibit 10.31

OCEANEERING RETIREMENT INVESTMENT PLAN

Amended and Restated Effective January 1, 2019
(except as otherwise indicated)

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OCEANEERING RETIREMENT INVESTMENT PLAN
TABLE OF CONTENTS
ARTICLE I
DEFINITIONS
ARTICLE II
ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE COMPANY 20

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY 20

2.3	ALLOCATION AND DELEGATION OF RESPONSIBILITIES 21

2.4	POWERS AND DUTIES OF THE ADMINISTRATOR 21

2.5	RECORDS AND REPORTS 22

2.6	APPOINTMENT OF ADVISERS 22

2.7	PAYMENT OF EXPENSES 23

2.8	CLAIMS PROCEDURE 23

2.9	CLAIMS REVIEW PROCEDURE 23
ARTICLE III
ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY 25

3.2	EFFECTIVE DATE OF PARTICIPATION 25

3.3	DETERMINATION OF ELIGIBILITY 26

3.4	TERMINATION OF ELIGIBILITY 26

3.5	REHIRED EMPLOYEES AND BREAKS IN SERVICE 26

3.6	OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE 26
ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION 27

4.2	PARTICIPANT’S SALARY REDUCTION ELECTION 34

4.3	TIME OF PAYMENT OF EMPLOYER CONTRIBUTION 40

4.4	ALLOCATION OF CONTRIBUTION AND USAGE OF FORFEITURES AND EARNINGS 40

4.5	MAXIMUM ANNUAL ADDITIONS 43

4.6	ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS 46

4.7	PLAN-TO-PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM QUALIFIEDPLANS 46

4.8	ROLLOVERS FROM OTHER PLANS 48

4.9	PARTICIPANT DIRECTED INVESTMENTS 50

4.10	QUALIFIED MILITARY SERVICE 51

4.11	FAMILY AND MEDICAL LEAVE ACT REQUIREMENTS 52

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ARTICLE V
VALUATIONS

5.1	VALUATION OF THE TRUST FUND 53

5.2	METHOD OF VALUATION 53
ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1	DETERMINATION OF BENEFITS UPON RETIREMENT 54

6.2	DETERMINATION OF BENEFITS UPON DEATH 54

6.3	DISABILITY RETIREMENT BENEFITS 55

6.4	DETERMINATION OF BENEFITS UPON TERMINATION 56

6.5	DISTRIBUTION OF BENEFITS 57

6.6	RESERVED 58

6.7	TIME OF DISTRIBUTION 58

6.8	REQUIRED MINIMUM DISTRIBUTIONS 58

6.9	DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL 65

6.10	LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN 65

6.11	PRE-RETIREMENT DISTRIBUTION OF EMPLOYER CONTRIBUTIONS 66

6.12	ADVANCE DISTRIBUTION FOR HARDSHIP 66

6.13	QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION 68

6.14	QUALFIED RESERVISTS DISTRIBUTION 68

6.15	DIRECT ROLLOVER 68

6.16	TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN 70

6.17	CORRECTIVE DISTRIBUTIONS 70
ARTICLE VII
AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1	AMENDMENT 71

7.2	TERMINATION 72

7.3	MERGER, CONSOLIDATION OR TRANSFER OF ASSETS 72

7.4	LOANS TO PARTICIPANTS 72
ARTICLE VIII
TOP-HEAVY

8.1	TOP-HEAVY PLAN REQUIREMENTS 74

8.2	DETERMINATION OF TOP-HEAVY STATUS 74
ARTICLE IX
EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

9.1	ESOP PROVISIONS 77

9.2	INVESTMENT IN EMPLOYER SECURITIES 77

9.3	DIVIDENDS ON COMPANY STOCK 77

9.4	ESOP DIVERSIFICATION 78

9.5	VOTING RIGHTS 78

9.6	FORMS OF DISTRIBUTION 78

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9.7	PUT OPTION 78

9.8	APPLICATION OF ARTICLE IX TO NON-ESOP ALLOCATION 80
ARTICLE X
MISCELLANEOUS

10.1	PARTICIPANT’S RIGHTS 81

10.2	ALIENATION OF BENEFITS 81

10.3	CONSTRUCTION AND INTERPRETATION OF PLAN 82

10.4	GENDER AND NUMBER 82

10.5	LEGAL ACTION 83

10.6	PROHIBITION AGAINST DIVERSION OF FUNDS 83

10.7	EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE 83

10.8	INSURER’S PROTECTIVE CLAUSE 84

10.9	RECEIPT AND RELEASE FOR PAYMENTS 84

10.10	ACTION BY THE EMPLOYER 84

10.11	NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY 84

10.12	HEADINGS 85

10.13	APPROVAL BY INTERNAL REVENUE SERVICE 85

10.14	ELECTRONIC MEDIA 85

10.15	PLAN CORRECTION 85

10.16	UNIFORMITY 86
ARTICLE XI
PARTICIPATING EMPLOYERS

11.1	ADOPTION BY OTHER EMPLOYERS 87

11.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS 87

11.3	DESIGNATION OF AGENT 87

11.4	EMPLOYEE TRANSFERS 87

11.5	PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES 87

11.6	AMENDMENT 88

11.7	DISCONTINUANCE OF PARTICIPATION 88

11.8	ADMINISTRATOR’S AUTHORITY 88

11.9	PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON-AFFILIATED EMPLOYERS 88

11.10	TOP-HEAVY APPLIED SEPARATELY FOR PARTICIPATING NON-AFFILIATED EMPLOYERS 89

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OCEANEERING RETIREMENT INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2019)
RECITALS
WHEREAS, Oceaneering International, Inc. (the “Company”) heretofore established the Oceaneering Retirement Investment Plan (the “Plan”), effective April 1, 1982, which is intended to constitute a tax-qualified profit sharing plan within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and the eligible employees of its affiliates that adopt the Plan; and
WHEREAS, under the terms of the Plan, the Company has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and
WHEREAS, the Company previously amended the Plan on several occasions, including to add qualified cash or deferred arrangement within the meaning of Code Section 401(k), and amended and restated the Plan, effective January 1, 2013, to convert the Plan from a pre-approved prototype document to an individually designed plan in order to add provisions which convert the Plan’s Company stock fund into an employee stock ownership plan in compliance with Code Section 4975(e)(7) and Code Section 401(a)(28); and
WHEREAS, effective January 1, 2019, the desires to amend and restate the Plan to (i) convert the Company Stock fund from a unitized fund to a non-unitized fund, (ii) reflect all prior amendments to the 2013 restatement of the Plan, (iii) adopt the law change with respect to hardship withdrawals, and (iv) make certain other administrative and design changes; and
WHEREAS, the Plan and underlying trust are intended to meet the requirements of Code Sections 401(a), 401(k) and 501(a) and the Employee Retirement Income Security Act of 1974, as either may be amended from time to time.
NOW, THEREFORE, effective January 1, 2019, except as otherwise provided herein, the Company, in accordance with the provisions of the Plan pertaining to amendments thereof, amends, restates and continues the Plan to provide as follows:

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ARTICLE I
DEFINITIONS

1.1
“Account” means any separate notational account established and maintained by the Administrator for each Participant under the Plan. The term “Participant’s Account” or “Participant’s Account Balance” generally means the sum of all Accounts being maintained for the Participant, which represents the Participant’s total interest in the Plan. To the extent applicable, a Participant may have any (or all) of the following notational Accounts:

(a)	the Elective Deferral Account;

(b)	the Matching Contribution Account;

(c)	the QACA Account;

(d)	the Qualified Nonelective Contribution Account;

(e)	the Rollover Account;

(f)	the Roth Contribution Account;

(g)	the Roth Rollover Account;

(h)	the Transfer Account; and

(i)
any other account, including the prior matching contribution account (2-year cliff-vested), prior matching contribution account (5-year graded vested), and prior profit sharing account (2-year cliff-vested) and any overlapping account or sub-account, necessary for the administration of the Plan.

1.2	“Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.3
“Administrator” means the Advisory Committee of the Company or such other person, committee or entity designated by the Company pursuant to Section 2.2 to administer the Plan on behalf of the Company, and if no such person, committee or entity is so designated, then the Company.

1.4
“Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code Section 414(o).

1.5	“Anniversary Date” means the last day of the Plan Year.

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1.6
“Annual Additions” means, for purposes of applying the limitations of Code Section 415, the sum credited to a Participant’s Accounts for any Limitation Year of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer, (5) amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer and (6) allocations under a simplified employee pension plan.

Annual Additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to a Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under the Act or under other applicable federal or state law, where participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to a plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program (“VFC”), or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan), Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under the Act are not restorative payments and generally constitute contributions that are considered annual additions.
Annual additions for purposes of Code Section 415 shall not include: (1) The direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) Repayments of loans made to a participant from the Plan; and (4) Repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

1.7
“Beneficiary” means the person (or entity) to whom the share of a deceased Participant’s interest in the Plan is payable. Section 6.8 contains a definition of “designated Beneficiary” for purposes of that Section.

1.8
“Catch-Up Contribution” means, effective January 1, 2008, Elective Deferrals and, effective January 1, 2016, Roth Contributions made to the Plan by a Catch-Up Eligible Participant during any taxable year of such Participant that are in excess of:

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(a)
a statutory dollar limit on Elective Deferrals and Roth Contributions or Annual Additions as provided in Code Sections 401(a)(30), 402(h), 403(b), 408, 415(c), or 457(b)(2) (without regard to Code Section 457(b)(3)), as applicable; or

(b)	Plan limit on Elective Deferrals and Roth Contributions which is not a limit provided in (a) above.
Catch-Up Contributions for a Participant for a Participant’s taxable year may not exceed the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the Participant’s taxable year as announced by the Secretary of the Treasury.

1.9	“Catch-Up Eligible Participant” means, effective January 1, 2008, a Participant who:

(a)	is eligible to defer Compensation pursuant to Section 4.2; and

(b)	will attain age 50 or over by the end of the Participant’s taxable year.

1.10	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.11	“Company” means Oceaneering International, Inc., a corporation, with principal offices in the State of Texas, and any successor and any predecessor which has maintained this Plan.

1.12
“Compensation” means, with respect to any Participant and except as otherwise provided herein, such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation Section 1.62-2(c)) for a Plan Year (the “determination period”).

Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

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For purposes of this Section, the determination of Compensation shall be made by:

(a)
including amounts, for purposes of Elective Deferrals, which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. For this purpose, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

(b)	including pre-participation Compensation paid during the Plan Year while not a Participant in the component of the Plan for which Compensation is being used.

(c)	including Post-Severance Compensation.
Compensation in excess of $200,000 (or such other amount provided in the Code) shall be disregarded for all purposes other than for purposes of salary deferral elections and/or Roth Contributions pursuant to Section 4.2. Such amount shall be adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any “determination period” of less than twelve (12) months, the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the “determination period” begins multiplied by the ratio obtained by dividing the number of full months in the short “determination period” by twelve (12). A “determination period” is not less than twelve (12) months solely because a Participant’s Compensation does not include Compensation paid during a “determination period” while the Participant was not a Participant in the Plan (or a component of the Plan).
If any Employees are excluded from the Plan (or from any component of the Plan), then Compensation for any such Employees who become eligible or cease to be eligible to participate in the Plan (or in the component of the Plan) during a Plan Year shall only include Compensation while such Employees are Eligible Employees of the Plan (or of such component of the Plan).
For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.
For purposes of deferral contributions, Compensation shall mean the total gross earnings, including payments for commissions, overtime, shift premiums, depth premiums, bonuses, and amounts paid to US citizens in the course of their employment with

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Oceaneering Services S. de RL de CV that would otherwise qualify as Compensation under this paragraph, but excluding foreign housing, consumables, schooling, overseas or hardship allowances, reimbursements of expenses, taxes, or moving allowances, income realized or deemed to be realized from the exercise or award of stock options, restricted stock units, stock appreciation rights, performance units or other compensation under stock bonus or thrift or other such plans, amounts paid on a foreign (non-US) payroll (other than amounts paid to US citizens in the course of their employment with Oceaneering Services S. de RL de CV, any non-cash imputed income, and any other payments or allowances of any kind for foreign or domestic service that are not a function of direct salary or pay based on service or performance.
If, in connection with the adoption of any amendment, the definition of Compensation has been modified, then, except as otherwise provided herein, for Plan Years prior to the Plan Year which includes the adoption date of such amendment, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

1.13
“Company Stock” or “Employer Securities” shall mean common stock of the Company, which is considered an employer security that is readily tradable on an established market in accordance with Regulation Section 1.401(a)(35)-1(f)(5) and Code Section 401(a)(22).

1.14
“Contract” or “Policy” means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan. In the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

1.15	“Directed Account” means that portion of a Participant’s interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedures.

1.16
“Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician. The determination shall be applied uniformly to all Participants.

1.17
“Effective Date” means January 1, 2019, except (i) as otherwise provided in specific provisions of the Plan and (ii) that provisions of the Plan required to have an earlier effective date by application of statute and/or regulation shall be effective as of the required effective date in such statute and/or regulation.

1.18
“Elective Deferral” means any Employer contributions made to the Plan at the election of the Participant in lieu of cash Compensation pursuant to Section 4.2. With respect to any taxable year, a Participant’s Elective Deferrals is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement (“CODA”) described in Code Section 401(k), any salary reduction simplified employee pension described in Code Section 408(k)(6),

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any SIMPLE IRA plan described in Code Section 408(p) and any plan described under Code Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess Annual Additions pursuant to Section 4.6(a).

1.19
“Elective Deferral Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Elective Deferrals. Amounts in the Elective Deferral Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(e).

1.20	“Eligible Employee” means any Employee, except as provided below. The following Employees shall not be eligible to participate in this Plan:

(a)	Employees of Affiliated Employers unless such Affiliated Employers have specifically adopted this Plan in writing.

(b)
An individual shall not be an Eligible Employee if such individual is not reported on the payroll records of the Employer as a common law employee or is classified as a Leased Employee. In particular, it is expressly intended that individuals not treated as common law employees by the Employer on its payroll records and out-sourced workers, are neither Employees nor Eligible Employees, and are excluded from Plan participation even if a court or administrative agency determines that such individuals are common law employees and not independent contractors.

(c)
Unless or until otherwise provided, Employees who became Employees as the result of a “Code Section 410(b)(6)(C) transaction” will not be Eligible Employees until the expiration of the transition period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction. A Code Section 410(b)(6)(C) transaction is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business that is subject to the special rules set forth in Code Section 410(b)(6)(C).

(d)
Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

(e)
Employees who are paid exclusively on payrolls other than United States payrolls, Puerto Rico Employees, and temporary employees while on a temporary status. For Plan purposes, a temporary employee is an employee who is hired in a temporary position. A temporary position is (i) a position which is expected by the Employer/Affiliate to be of limited duration or (ii) for a particular project upon the conclusion of which the employee is expected by the Employer/Affiliate to be terminated.

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1.21
“Employee” means any common law employee, Leased Employee or other person to the extent that the Code treats such an individual as an employee of the Employer for purposes of the Plan, such as (for certain purposes) any person who is employed by an Affiliated Employer.

1.22	“Employer” means the Company and each Participating Employer.

1.23
“ESOP Allocation” shall mean the portion of each Participant’s Accounts that are invested by the Trustee in shares of Company Stock pursuant to the direction of the Participant under the Plan and any Matching Contributions made by the Company pursuant to the Plan that are either made in the form of Company Stock or cash, which is used to acquire shares of Company Stock. ESOP Allocations, if any, are intended to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and the Trustee may invest up to one hundred percent (100%) of the assets of all ESOP Allocations in shares of Company Stock in accordance with the terms of the Plan.

1.24
“Excess Contributions” means, with respect to a Plan Year, the excess of Elective Deferrals made on behalf of Participants who are Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted. Excess Contributions shall be treated as an Annual Addition pursuant to Section 1.6.

1.25
“Excess Deferrals” shall mean those Elective Deferrals of a Participant that either (1) are made during the Participant’s taxable year and which exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v)) for such year; or (2) are made during a calendar year and exceed the dollar limitation under Code Section 402(g) (including, if applicable, the dollar limitation on Catch-Up Contributions defined in Code Section 414(v)) for the Participant’s taxable year beginning in such calendar year, counting only Elective Deferrals made under this Plan and any other plan, contract or arrangement maintained by the Employer.

1.26
“Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

1.27	“Forfeiture” means that portion of a Participant’s Account that is not Vested, and which becomes a Forfeiture at the time described below:
The earlier of:

(a)
the distribution of the entire Vested portion of the Participant’s Account of a Participant who has severed employment with the Employer. For purposes of this provision, if the Participant has a Vested benefit of zero (determined without regard to the Participant’s Rollover Account), then such Participant shall be

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deemed to have received a distribution of such Vested benefit as of the date on which the severance of employment occurs, or

(b)	the last day of the Plan Year in which a Participant who has severed employment with the Employer incurs five (5) consecutive 1-Year Breaks in Service.
In addition, the term “Forfeiture” shall also include amounts deemed to be Forfeitures pursuant to any other provisions of this Plan. Regardless of the preceding provisions, if a Participant is eligible to share in the allocation of Forfeitures in the year in which the
Forfeiture would otherwise occur, then the Forfeiture will not occur until the end of the subsequent Plan Year.
For purposes of this Plan, any Forfeiture will be disposed of in the Plan Year in which the Forfeiture arises.

1.28	“Former Employee” means an Employee who had a severance from employment with the Employer or an Affiliated Employer.

1.29
“415 Compensation” with respect to any Participant means such Participant’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation Section 1.62-2(c)) for a Plan Year.

415 Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee’s gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).
Notwithstanding the above, the determination of 415 Compensation shall be made by:

(a)	including any Elective Deferrals, and any amount which is contributed by the Employer at the election of the Participant pursuant to a salary reduction

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agreement and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions. For this purpose, amounts not includible in gross income under Code Section 125 shall be deemed to include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that the Participant has other health coverage, provided the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan,

(b)	including Post-Severance Compensation.
Effective for Limitation Years beginning on and after July 1, 2007, amounts listed in (A) through (E) herein, that are paid by the later of 2½ months after a Participant’s severance from employment with the Employer or the end of the Limitation Year that includes the date of the Participant’s severance from employment with the Employer, shall be considered 415 Compensation. Any other payment of compensation paid after severance of employment that is not described in the following types of compensation is not considered compensation within the meaning of Code Section 415(c)(3), even if payment is made within the time period specified above.

(A)	415 Compensation shall include regular pay after severance of employment if:

(i)
The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(ii)	The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(B)
Leave cash-outs shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment with the Employer and the amounts are for unused accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued.

(C)
Deferred compensation shall be included in 415 Compensation if those amounts would have been included in the definition of 415 Compensation if they were paid prior to the Participant’s severance from employment with the Employer maintaining the Plan and the amounts are received

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pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid if the Participant had continued in employment with the Employer and only to the extent that the payment is includible in the Participant’s gross income.

(D)
“Differential Pay” for any Plan Year after December 31, 2008, Compensation shall include any “differential wage payment” as such term is defined by Code Section 3401(h)(2), that is made by the Employer to an individual who does not currently perform services for the Employer as a result of qualified military service as defined by Code Section 414(u)(5), to the extent those payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer.

(E)	Salary continuation payments for disabled participants shall not be included in 415 Compensation.

1.30	“Highly Compensated Employee” means an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means any Employee who:

(a)
was a “five percent owner” of the Employer at any time during the “determination year” or the “look-back year.” “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. ln determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers; or

(b)
for the “look-back year” had 415 Compensation from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

The “determination year” means the Plan Year for which testing is being performed, and the “look-back year” means the immediately preceding twelve (12) month period.
In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. If an Employee who is a nonresident alien has U.S. source income, that Employee is treated as satisfying this definition if all of such Employee’s U.S. source income from the Employer is exempt from U.S. income tax under an applicable income tax treaty. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within

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the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer’s retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the “determination year.”

1.31
“Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to Compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2, which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

Notwithstanding (2) above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.
For purposes of (2) above, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.
For purposes of this Section, Hours of Service will be credited for employment with the following predecessor employers: Oceaneering Canada, Ltd.; Nauticos Corporation; Reflange, Inc.; Oceaneering Asset Integrity, Inc.; Grayloc Products, LLC; ABB Vetco Gray; Frog AGV Systems Inc.; AIRSIS; C&C Technologies, Inc.; and Blue Ocean Technologies, LLC.

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1.32
“Income” means the gains or losses for the “applicable computation period” allocable to an “excess amount”, which amount shall be determined and allocated, at the discretion of the Administrator, using any of the methods set forth below:

(a)
Method of allocating Income. The Administrator may use any reasonable method for computing the Income allocable to an “excess amount” for the “applicable computation period,” provided that the method is used consistently for all Participants and for all corrective distributions under the Plan for the “applicable computation period,” and is used by the Plan for allocating earnings to a Participant’s “specific account(s).”

(b)
Alternative method of allocating Income. The Administrator may allocate Income to an “excess amount” for the “applicable computation period” by multiplying the earnings for the “applicable computation period” allocable to the “Employer contributions” taken into account under the test or limitation giving rise to such “excess amount” by a fraction, the numerator of which is the “excess amount” for the Employee for the “applicable computation period,” and the denominator of which is the sum of:

(1)	The “specific account(s)” balance(s) taken into account under the test or limitation giving rise to such “excess amount” as of the beginning of the “applicable computation period,” and

(2)	Any additional amount of such “Employer contributions” made for the “applicable computation period” to the “specific account(s).”

(c)
For purposes of calculating the Income attributable to Excess Deferrals of Section 4.2(h), the terms “applicable computation period”, “Employer contributions”, “excess amount”, and “specific account(s)” will have the following substitutions:

(1)	The taxable year of the Participant shall be substituted for the “applicable computation period”;

(2)	Elective Deferrals shall be substituted for “Employer contributions”;

(3)	Excess Deferrals shall be substituted for “excess amount”; and

(4)	The Elective Deferral Account shall be substituted for the “specific account(s).”

(d)
For purposes of calculating the Income attributable to Excess Contributions of Section 4.6(b), the terms “applicable computation period”, “Employer contributions”, “excess amount”, and “specific account(s)” will have the following substitutions:

(1)	The Plan Year shall he substituted for the “applicable computation period”;

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(2)	Elective Deferrals shall be substituted for “Employer contributions”;

(3)	Excess Contributions shall be substituted for “excess amount”;

(4)	The Elective Deferral Account and the QACA Account and/or the Qualified Nonelective Contribution Account, shall be substituted for the “specific account(s).”

1.33	“Investment Manager” means any Fiduciary described in Act Section 3(38).

1.34
“Leased Employee” means any person (other than an Employee of the recipient Employer) who, pursuant to an agreement between the recipient Employer and any other person or entity (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization, which are attributable to services performed for the recipient Employer, shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer.

A Leased Employee shall not be considered an employee of the recipient Employer if: (a) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least ten percent (10%) of compensation, as defined in Code Section 415(c)(3), (2) immediate participation, and (3) full and immediate vesting; and (b) leased employees do not constitute more than twenty percent (20%) of the recipient Employer’s nonhighly compensated work force.

1.35
“Limitation Year” means the Plan Year. However, the Company may elect a different Limitation Year by amending the Plan. All qualified plans maintained by the Company must use the same Limitation Year. Furthermore, unless there is a change to a new Limitation Year, the Limitation Year will be a twelve (12) consecutive month period. In the case of an initial Limitation Year, the Limitation Year will be the twelve (12) consecutive month period ending on the last day of the initial Plan Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

1.36
“Matching Contribution” means any Employer matching contributions made at the Employer’s discretion to the Plan based on a Participant’s Elective Deferrals and Roth Contributions as provided for in Section 4. l(b) of this Plan.

1.37
“Matching Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Matching Contributions.

1.38	“Non-ESOP Allocation” shall mean the portion of each Participant’s Accounts that are invested by the Trustee in investments other than shares of Company Stock pursuant to

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the direction of the Participant under the Plan. Non-ESOP Allocations, if any, are intended to constitute a qualified profit sharing plan within the meaning of Code Section 401(a) which includes a cash or deferred arrangement within the meaning of Code Section 401(k).

1.39	“Nonhighly Compensated Employee” means any Employee who is not a Highly Compensated Employee.

1.40
“Normal Retirement Age” means the Participant’s 55th birthday. A Participant shall become fully Vested in the Participant’s Account upon attaining Normal Retirement Age (if the Participant is still employed by the Employer on or after that date).

1.41	“Normal Retirement Date” means the date a Participant attains Normal Retirement Age.

1.42	“1-Year Break in Service” means a Period of Severance of at least 12 consecutive months.

1.43
“Participant” means any Employee or Former Employee who has satisfied the requirements of Sections 3.1 and 3.2 and entered the Plan and is eligible to accrue benefits under the Plan. In addition, the term “Participant” also includes any individual who was a Participant (as defined in the preceding sentence) and who must continue to be taken into account under a particular provision of the Plan (e.g., because the Participant has an Account Balance in the Plan).

1.44
“Participant Direction Procedures” means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.9 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

1.45	“Participating Employer” means an entity who adopts the Plan pursuant to Section 11.1, with such adopting entities set forth on Appendix A hereto.

1.46
“Period of Service” means each twelve (12) month period of service commencing with the Employee’s first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee who incurs a Period of Severance of twelve (12) months or less will also receive service-spanning credit for all such Periods of Severance. Fractional periods of a year will be expressed in terms of days. A Participant’s whole year Periods of Service is equal to the sum of all full and partial periods of service, whether or not such service is continuous or contiguous, and whether or not such service is actual service or imputed service (under the service-spanning rule above), expressed in the number of whole years represented by such sum.

Periods of Service with any Affiliated Employer shall be recognized. Furthermore, Periods of Service with any predecessor employer that maintained this Plan shall be recognized.

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In addition, Periods of Service with Oceaneering Canada, Ltd.; Nauticos Corporation; Reflange, Inc.; Oceaneering Asset Integrity, Inc.; Grayloc Products, LLC; ABB Vetco Gray; Frog AGV Systems Inc.; AIRSIS; C&C Technologies, Inc. and Blue Ocean Technologies, LLC shall be recognized for purposes of eligibility, vesting and allocations.
In the event the method of crediting service is amended from the hour-of-service method to the elapsed-time method, an Employee will receive credit for a Period of Service consisting of:

(a)	A number of years equal to the number of Years of Service credited to the Employee before the computation period during which the amendment occurs; and

(b)
The greater of (1) the Periods of Service that would be credited to the Employee under the elapsed-time method for service during the entire computation period in which the amendment occurs or (2) the service taken into account under the hour-of-service method as of the date of the amendment.

In addition, the Employee will receive credit for service subsequent to the amendment commencing on the day after the last day of the computation period in which the amendment occurs.

1.47
“Period of Severance” means a continuous period of time during which an Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

1.48	“Plan” means this Oceaneering Retirement Investment Plan, as amended and restated effective January 1, 2019. and including all amendments thereto.

1.49	“Plan Year’’ means the Plan’s accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

1.50
“Post-Severance Compensation” means payments made within 2½ months after severance from employment (within the meaning of Code Section 401(k)(2)(B)(i)(I)) if they are payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours,

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compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation or other leave, but only if the Employee would have been able to use the leave if employment had continued. Any payments not described above are not considered compensation if paid after severance from employment, even if they are paid within 2½ months following severance from employment, except for payments to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service.

1.51	“Qualified Automatic Contribution Arrangement” or “QACA” means the type of safe harbor 401(k) plan provided for under Code Section 401(k)(13) reflected in Section 4.1(d) of this Plan.

1.52
“QACA Account” means the separate account established and maintained by the Administrator for each participant with respect to the Participant’s total interest in the Plan resulting from Safe Harbor Contributions as provided for in Section 4.1(d).

1.53
“Qualified Nonelective Contribution” means any Employer contributions to the Plan that are designated as such or any other provision of the Plan. All such contributions shall be allocated to the Qualified Nonelective Contribution Account, and shall be fully vested and subject to the restrictions on distributions from that Account.

1.54
“Qualified Nonelective Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Qualified Nonelective Contributions. Amounts in the Qualified Nonelective Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(e).

1.55	“Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

1.56	“Retirement Date” means the date as of which a Participant retires for reasons other than Disability, whether such retirement occurs on a Participant’s Normal Retirement Date or a later date.

1.57
“Rollover Account” means the separate account established and maintained by the Administrator for each Participant with respect to such Participant’s interest in the Plan resulting from amounts that are rolled over from another plan or Individual Retirement Account in accordance with Section 4.8. Amounts in the Rollover Account are nonforfeitable when made. References to the term Rollover Account includes a separate Roth Rollover Account, except as otherwise provided.

1.58	“Roth Contribution” means any contributions made to the Plan at the election of the Participant in lieu of cash Compensation as “Roth Contributions” pursuant to Section

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4.2(c). The references to “Elective Deferrals” in the second and third sentences in the definition of “Elective Deferrals” in Section 1.18 shall be deemed to include a Participant’s Roth Contributions for any taxable year.

1.59
“Roth Contribution Account” means the separate account established and maintained by the Administrator for each Participant with respect to the Participant’s total interest in the Plan resulting from Roth Contributions. Amounts in the Roth Contribution Account are nonforfeitable when made and are subject to the distribution restrictions of Section 4.2(e).

1.60
“Roth Rollover Account” means a separate Rollover Account established and maintained by the Administrator for each Participant with respect to such Participant’s interest in the Plan resulting from the Participant’s Roth Rollover Contributions.

1.61	“Roth Rollover Contributions” means a rollover from another Roth account under an applicable retirement plan described in Code Section 402A(e)(1) by a Participant in accordance with Section 4.8(f).

1.62
“Safe Harbor Contribution” or “QACA Safe Harbor Contribution” means the matching contribution provided for in Section 4.1(d) of this Plan that is intended to comply with Qualified Automatic Contribution Arrangement (QACA) provisions of Code Section 401(k)(13).

1.63
“Shareholder-Employee” means a Participant who owns more than five percent (5%) of the Employer’s outstanding capital stock during any year in which the Employer elected to be taxed as a Small Business Corporation under the applicable Code Section.

1.64	“Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death, Disability or retirement.

1.65	“Top-Heavy Plan” means a plan described in Section 8.1(a).

1.66	“Top-Heavy Plan Year” means a Plan Year during which the Plan is a Top-Heavy Plan.

1.67
“Transfer Account” means the separate account established and maintained by the Administrator for each Participant -with respect to the Participant’s total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer in accordance with Section 4.7. To the extent that the Plan is a direct or indirect transferee of a defined benefit or defined contribution pension plan, then the funds transferred to this Plan from such other plan shall be treated as funds that are subject to a life annuity form of payment as well as the survivor annuity requirements of Code Sections 401(a)(11) and 417. The preceding sentence does not apply to amounts rolled over into a Participant’s Rollover Account, even if from a pension plan.

1.68
“Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors, effective upon the written acceptance of such person or entity to serve as Trustee.

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1.69	“Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.70
“Valuation Date” means the Anniversary Date and may include any other date or dates deemed necessary or appropriate by the Administrator for the valuation of the Participants’ Accounts during the Plan Year, which may include any day that the Trustee, any transfer agent appointed by the Trustee or the Employer or any stock exchange used by such agent, is open for business. Nothing in this Plan requires or implies a uniform Valuation Date for all Accounts; thus, certain valuation provisions that apply to an Account that is not valued on each business day will have no application, in operation, to an Account that is valued on each business day.

1.71	“Vested” means the nonforfeitable portion of any Account maintained on behalf of a Participant.

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ARTICLE II
ADMINISTRATION

2.1	POWERS AND RESPONSIBILITIES OF THE COMPANY.

(a)
Appointment of Trustee and Administrator. In addition to the general powers and responsibilities otherwise provided for in this Plan, the Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Act, the Plan and the Code. The Company may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Company deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Company may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Company), to the extent not paid by the Company.

(b)
Appointment of Investment Manager. The Company may appoint, at its option, an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide investment direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Company in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

(c)
Funding policy and method. The Company shall establish a funding policy and method, i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Company or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(d)
Review of fiduciary performance. The Company shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Company or by a qualified person specifically designated by the Company, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2	DESIGNATION OF ADMINISTRATIVE AUTHORITY. The Advisory Committee of the Company shall be the Administrator. The Company may appoint any person,

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including, but not limited to, the Employees of the Company, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Company. Upon the resignation or removal of any individual performing the duties of the Administrator, the Company may designate a successor.

2.3
ALLOCATION AND DELEGATION OF RESPONSIBILITIES. If more than one person is serving as Administrator, the responsibilities of each Administrator may be specified by the Company and accepted in writing by each Administrator. In the event that no such delegation is made by the Company, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Company and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Company or the Administrators file with the Trustee a written revocation of such designation.

2.4
POWERS AND DUTIES OF THE ADMINISTRATOR. The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Benefits under this Plan will be paid only if the Administrator decides in its discretion that the applicant is entitled to them. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator’s duties under the Plan.

The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

(a)	the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)
the authority to review and settle all claims against the Plan, including claims where the settlement amount cannot be calculated or is not calculated in accordance with the Plan’s benefit formula. This authority specifically permits the Administrator to settle disputed claims for benefits and any other disputed claims made against the Plan;

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(c)	to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(d)	to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

(e)	to maintain all necessary records for the administration of the Plan;

(f)	to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(g)	to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(h)	to compute and certify to the Company and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(i)
to consult with the Company and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion (if the Trustee has such discretion) in a manner designed to accomplish specific objectives;

(j)
to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights, if any, to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Code and Regulations thereunder;

(k)	to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(l)	to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

(m)	to assist any Participant regarding the Participant’s rights, benefits, or elections available under the Plan.

2.5
RECORDS AND REPORTS. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.6
APPOINTMENT OF ADVISERS. The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint,

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assistance with maintaining Plan records and the providing of investment information to the Plan’s investment fiduciaries and to Plan Participants.

2.7
PAYMENT OF EXPENSES. All reasonable expenses of administration may be paid out of the Plan assets unless paid by the Company. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts (if permitted) and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. In addition, unless specifically prohibited under statute, regulation or other guidance of general applicability, the Administrator may charge to the Account of an individual Participant a reasonable charge to offset the cost of making a distribution to the Participant, Beneficiary, or alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). If liquid assets of the Plan are insufficient to cover the fees of the Trustee or the Plan Administrator, then Plan assets shall be liquidated to the extent necessary for such fees. In the event any part of the Plan assets becomes subject to tax, all taxes incurred will be paid from the Plan assets. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.8
CLAIMS PROCEDURE. Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days (forty-five (45) days if the claim involves disability benefits) after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.9
CLAIMS REVIEW PROCEDURE. Any Employee, Former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.8 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days (forty-five (45) days if the claim involves disability benefits) after receipt of the written notification provided for in Section 2.8. The Administrator shall then conduct a hearing within the next 60 days (forty-five (45) days if the claim involves disability benefits), at which the claimant may be represented by an attorney or any other representative of such claimant’s choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing the claimant or the claimant’s representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue

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and its disallowance. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days (forty-five (45) days if the claim involves disability benefits) of receipt of the appeal (unless there has been an extension of sixty (60) days (forty-five (45) days if the claim involves disability benefits) due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60)-day period (forty-five (45) days if the claim involves disability benefits)). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. Notwithstanding the preceding, to the extent any of the time periods specified in this Section are amended by law or Department of Labor regulation, then the time frames specified herein shall automatically be changed in accordance -with such law or regulation.
If the Administrator, pursuant to the claims review procedure, makes a final written determination denying a Participant’s or Beneficiary’s benefit claim, then in order to preserve the claim, the Participant or Beneficiary must file an action with respect to the denied claim not later than one hundred eighty (180) days following the date of the Administrator’s final determination, or the Participant’s or Beneficiary’s right to bring such a legal or equitable action will be waived. Further, a Participant or Beneficiary must exhaust all administrative remedies set forth in Sections 2.8 and 2.9 before the Participant or Beneficiary may bring any such legal or equitable action.

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ARTICLE III
ELIGIBILITY

3.1	CONDITIONS OF ELIGIBILITY.

(a)
Eligibility. For all Plan purposes, any Eligible Employee who has completed a 3-month Period of Service shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the Effective Date shall continue to Participate in the Plan. Notwithstanding the foregoing, an Eligible Employee who (i) was eligible to participate in the C&C Technologies, Inc. 401(k) Profit Sharing Plan immediately prior to January 1, 2016 and (ii) was an Eligible Employee as of January 1, 2016 is eligible to commence participation in the Plan as of January 1, 2016, regardless of whether a 3-month Period of Service has been completed as of such date.

3.2	EFFECTIVE DATE OF PARTICIPATION.

(a)	Effective date of participation. An Eligible Employee shall become a Participant effective as of the date on which such Employee satisfies the eligibility requirements of Section 3.1.

(b)
Recognition of other employer service. If an Eligible Employee satisfies the eligibility requirement conditions of a specific component of the Plan by reason of recognition of service with an entity that is not an Affiliated Employer, then such Employee shall become a Participant in such component of the Plan as of the day that the Plan credits such service with the entity or, if later, the date the Employee would have otherwise entered such component of the Plan had the service with the entity been recognized for purposes of this Plan.

(c)
Ineligible to eligible classification. If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise have become a Participant in the Plan, shall go from a classification of an ineligible Employee to an Eligible Employee, such Employee shall become a Participant in the Plan on the date such Employee becomes an Eligible Employee or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

(d)
Eligible to ineligible classification. If an Employee, who has satisfied the Plan’s eligibility requirements and would otherwise become a Participant in the Plan, shall go from a classification of an Eligible Employee to an ineligible class of Employees, such Employee shall become a Participant in the Plan on the date such Employee again becomes an Eligible Employee, or, if later, the date that the Employee would have otherwise entered the Plan had the Employee always been an Eligible Employee.

(e)	Termination prior to attaining eligibility. If an Employee terminates employment prior to becoming eligible under Section 3.1 and is not reemployed before a 1-

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Year Break in Service, then that Employee’s prior service shall be disregarded for purposes of determining eligibility and vesting.

3.3
DETERMINATION OF ELIGIBILITY. The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.9.

3.4
TERMINATION OF ELIGIBILITY. In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee with respect to the Plan, then such Participant shall continue to Vest in the Plan for each Period of Service completed while an ineligible Employee, until such time as the Participant’s Account is forfeited or distributed pursuant to the terms of the Plan. Additionally, the Participant’s interest in the Plan shall continue to share in the earnings of the Trust Fund.

3.5
REHIRED EMPLOYEES AND BREAKS IN SERVICE. A Former Employee shall participate in the Plan as of the date of reemployment, or if later, as of the date that the Former Employee would otherwise enter the Plan pursuant to Sections 3.1 and 3.2 taking into account all service not disregarded in this subsection.

3.6
OMISSION OF ELIGIBLE EMPLOYEE; INCLUSION OF INELIGIBLE EMPLOYEE. If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by the Employer for the year has been made and allocated, or any person who should not have been included as a Participant in the Plan is erroneously included, then the Company shall apply the principles described by, and take corrective actions consistent with, the IRS Employee Plans Compliance Resolution System.

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ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1	FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION. For each Plan Year, the Employer shall contribute to the Plan:

(a)
Salary reductions. The amount that all Participants’ Compensation was reduced pursuant to (i) Section 4.2(a), which amount shall be Elective Deferrals and/or (ii) Section 4.2(c), which amount shall be Roth Contributions.

(b)
Matching Contributions. Each Plan Year, the Employer may, in its discretion, make a Matching Contribution in such amount, if any, as it may determine for the Plan Year. If the Employer chooses to make a Matching Contribution for the period, the Employer shall determine the amount that shall be contributed on behalf of each Participant entitled to share in this allocation and such Matching Contribution amounts shall be allocated to the Matching Contribution Account of each such Participant. Participants who make Elective Deferrals and/or Roth Contributions at any time during the applicable payroll period shall be eligible to share in the allocation of the Matching Contributions. The Employer, at its own discretion, may declare a Matching Contribution to be allocated to each Participant entitled to share in the allocation of such Matching Contribution. This declaration may be stated in terms of a matching formula, which will provide a method for determining the amount to allocate to each Participant’s Matching Contribution Account.

(c)
Qualified Nonelective Contribution. On behalf of each Participant who is eligible to share in the Qualified Nonelective Contribution for the Plan Year, the Employer may make a discretionary Qualified Nonelective Contribution equal to a uniform percentage of each eligible individual’s Compensation. Such Qualified Nonelective Contribution shall be allocated to the Qualified Nonelective Contribution Account.

(d)	Qualified Automatic Contribution Arrangement.

(1)
QACA Implementation. Effective for Plan Years beginning on or after January 1, 2008, the Employer maintains a Plan with automatic enrollment provisions as a Qualified Automatic Contribution Arrangement (“QACA”). Accordingly, the Plan will satisfy the automatic enrollment provisions of this Section regarding: (1) the Participants subject to the QACA, as described below; (2) the Automatic Deferral amount requirements described herein; and (3) the uniformity requirements as described below. Except as modified herein, the Plan’s safe harbor 401(k) plan provisions apply to this QACA. The Employer will provide Safe Harbor Contribution in the sum of one hundred percent (100%) of a Participant’s Elective Deferrals that do not exceed six percent (6%) of the Participant’s Compensation, based on Elective Deferrals

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and Compensation during the entire Plan Year, to the Participants eligible to make Elective Deferrals.

(2)
Participants subject to the QACA. The QACA will apply the Automatic Deferral Percentage to all Participants as elected herein. If a Participant’s Affirmative Election expires or otherwise ceases to be in effect, the Participant will immediately thereafter be subject to Automatic Deferrals.

(3)	QACA Automatic Deferral amount.

(A)
Automatic Deferral limits. Except as provided herein (relating to uniformity requirements), the Plan must apply to all Participants subject to the QACA as described herein, a uniform Automatic Deferral amount, as a percentage of each Participant’s Compensation, which does not exceed ten percent (10%), and which is at least the following minimum amount:

(i)
Initial period: three percent (3%) for the period that begins when the Participant first has contributions made pursuant to a default election under the QACA and ends on the last day of the following Plan Year;

(ii)	Third Plan Year: four percent (4%) for the third Plan Year of the Participant’s participation in the QACA;

(iii)	Fourth Plan Year: five percent (5%) for the fourth Plan Year of the Participant’s participation in the QACA; and

(iv)	Fifth and later Plan Years: six percent (6%) for the fifth Plan Year of the Participant’s participation in the QACA and for each subsequent Plan Year.
For purposes of the above, the Plan will treat an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the QACA as not having made such contributions for any prior Plan Year.

(B)
Uniformity. The Plan satisfies the uniformity requirement if the Plan provides an Automatic Deferral Percentage that is a uniform percentage of Compensation. However, the Plan does not violate the uniform Automatic Deferral Percentage merely because:

(i)	Years of participation. The Automatic Deferral Percentage varies based on the number of plan years the Participant has participated in the Plan while the Plan has applied QACA provisions; or

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(ii)
No reduction from prior default percentage. The Plan does not reduce an Automatic Deferral Percentage that, immediately prior to the QACA’s effective date provisions was higher (for any Participant) than the Automatic Deferral Percentage.

(iii)
Applying statutory limits. The Plan limits the Automatic Deferral amount so as not to exceed the limits of Code Sections 401(a)(17) and 402(g) (determined without regard to Age 50 Catch-Up Deferrals), or 415; or

(iv)
No deferrals during hardship suspension. The Plan does not apply the Automatic Deferral during the period of suspension, under the Plan’s hardship distribution provisions, of Participant’s right to make Elective Deferrals to the Plan following a hardship distribution.

(v)
Disaggregated groups. The Plan applies different default percentages to different groups if the groups can be disaggregated under Regulation Section 1.404(k)-l(b)(4) (e.g., collectively bargained employees or different employers in a multiple employer plan).

(4)
Safe harbor notice. The Plan’s safe harbor notice provisions apply, except the Employer must provide the initial QACA safe harbor notice sufficiently early so that an Employee has a reasonable period after receiving the notice and before the first Automatic Deferral to make an Affirmative Election. In addition, the notice will state: (i) the Automatic Deferral amount that will apply in absence of the Employee’s affirmative election; (ii) the Employee’s right to elect not to have any Automatic Deferral amount made on the Employee’s behalf or to elect to make Elective Deferrals in a different amount or percentage of Compensation; and (iii) how the Plan will invest the Automatic Deferrals. However, if it is not practicable for the notice to be provided on or before the date an Employee becomes a Participant, then the notice nonetheless will be treated as provided timely if it is provided as soon as practicable after that date and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on that date.

(5)
Distributions. A Participant’s Account Balance attributable to QACA Safe Harbor Contributions is subject to the distribution restrictions described in the Plan that apply to any safe harbor contributions. If the Plan does not have distribution provisions for safe harbor contributions, then the distribution provisions applicable to Elective Deferrals will apply. However, QACA Safe Harbor Contributions are not distributable on account of a Participant’s hardship.

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(6)
Vesting. A Participant’s Account Balance attributable to QACA Safe Harbor Contributions is one hundred percent (100%) vested after two (2) years. Participants will become fully vested upon their Death or Disability as defined herein. If the Plan already defines Year of Service for purposes of vesting, then that definition applies to this QACA vesting schedule.

(7)
Compensation. Compensation for purposes of determining the QACA Automatic Deferral Percentage has the same meaning as Compensation with regard to Elective Deferrals in general, and Compensation for purposes of allocating the QACA Safe Harbor Contributions means Compensation as defined under the Plan for purposes of safe harbor contributions.

(8)	Definitions.

(A)
Definition of Automatic Deferral. An Automatic Deferral is an Elective Deferral that results from the operation of this Section. Under the Automatic Deferral, the Employer automatically will reduce by the Automatic Deferral Percentage elected in this Section the Compensation of each Participant subject to the QACA, as specified in this Section. The Plan Administrator will cease to apply the Automatic Deferral to a Participant who makes an Affirmative Election as defined herein.

(B)
Definition of Automatic Deferral Percentage/Increases. The Automatic Deferral Percentage is the percentage of Automatic Deferral which the Employer elects herein (including any scheduled increase to the Automatic Deferral Percentage the Employer may elect).

(C)
Effective date of QACA Automatic Deferral. The effective date of an Employee’s Automatic Deferral will be as soon as practicable after the Employee is subject to Automatic Deferrals under the QACA, consistent with (a) applicable law, and (b) the objective of affording the Employee a reasonable period of time after receipt of the notice to make an Affirmative Election (and, if applicable, an investment election). However, in no event will the Automatic Deferral be effective later than the earlier of (a) the pay date for the second payroll period that begins after the date the QACA safe harbor notice (described herein) is provided to the Employee, or (b) the first pay date that occurs at least 30 days after the QACA safe harbor notice is provided to the Employee.

(D)
Definition of Affirmative Election. An Affirmative Election is a Participant’s election made after the QACA’s effective date not to defer any Compensation or to defer more or less than the Automatic Deferral Percentage.

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(E)
Effective Date of Affirmative Election. A Participant’s Affirmative Election generally is effective as of the first payroll period which follows the payroll period in which the Participant made the Affirmative Election. However, a Participant may make an Affirmative Election which is effective: (a) for the first payroll period in which he/she becomes a Participant if the Participant makes an Affirmative Election within a reasonable period following the Participant’s Entry Date and before the Compensation to which the Election applies becomes currently available; or (b) for the first payroll period following the QACA’s effective date, if the Participant makes an Affirmative Election not later than the QACA’s effective date.

(9)
Accounts. Employer contributions made in accordance with this Section 4.1(d) shall be treated as Safe Harbor Contributions under the Plan, but shall be accounted for separately to the extent necessary.

(10)
Forfeitures. If the only Employer contributions under the Plan that are subject to a vesting schedule are the Employer QACA Safe Harbor Contributions subject to the vesting schedule elected above, then any resulting forfeitures may be used to pay administrative expenses, and any remaining forfeitures shall be used to reduce the Employer QACA Safe Harbor Contributions elected, or if no such contributions are made for the Plan Year, any other Employer contribution made for the Plan Year. If not, all Forfeitures can be used in this manner, then any remaining Forfeitures shall be allocated as a Qualified Nonelective Contribution in the proportion that the Compensation of each Participant eligible to make an Elective Deferral contribution bears to the aggregate Compensation of all such Participants.

(e)
Eligible Automatic Contribution Arrangement (“EACA”). This Plan is intended to comply with the requirements of an EACA as established by Regulations and accordingly will satisfy the uniformity requirements and the notice requirements.

(1)	Uniformity requirements shall be consistent with Section 4.1 (d)(3)(B).

(2)
The EACA notice requirement shall be met by compliance with all requirement for such type notice found in the Regulation, but the notice shall be coordinated with the QACA Safe Harbor notice of 4.1(d)(4).

(3)
EACA Permissible Withdrawal. A Participant who has Automatic Deferrals under the EACA may elect to withdraw all the Automatic Deferrals (and allocable earnings) under the provisions of this Section 4.1(e)(3). Any distribution made pursuant to this Section will be processed in accordance with normal distribution provisions of the Plan.

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(A)
Amount. If a Participant elects a permissible withdrawal under this Section, then the Plan must make a distribution equal to the amount (and only the amount) of the Automatic Deferrals made under the EACA (adjusted for allocable gains and losses to the date of the distribution). The Plan may separately account for Automatic Deferrals, in which case the entire account will be distributed. If the Plan does not separately account for the Automatic Deferrals, then the Plan must determine earnings or losses in a manner similar to the refund of excess contributions for a failed actual deferral percentage test.

(B)
Fees. Notwithstanding the above, the Plan Administrator may reduce the permissible distribution amount by any generally applicable fees. However, the Plan may not charge a greater fee for distribution under this Section than applies to other distributions. The Administrator may adopt a policy regarding charging such fees consistent with this paragraph.

(C)
Timing. The Participant may make an election to withdraw the Automatic Deferrals under the EACA no later than 90 days after the date of the first Automatic Deferral under the EACA. For this purpose, the date of the first Automatic Deferral is the date that the Compensation subject to the Automatic Deferral otherwise would have been includible in the participant’s gross income. For this purpose, EACAs under the Plan are aggregated, except that the mandatory disaggregation rules of the Code Section 410(b) apply. Furthermore, a participant’s withdrawal right is not restricted due to the Participant making an Affirmative Election during the 90-day period.

(D)
Rehired Employees. For purposes of Section 4.1(e)(3) above, an Employee who for an entire Plan Year did not have contributions made pursuant to a default election under the EACA will be treated as having not had such contributions for any prior Plan Year as well.

(E)
Effective date of the actual withdrawal election. The effective date of the permissible withdrawal -will be as soon as practicable, but in no event later than the earlier of (1) the pay date of the second payroll period beginning after the election is made, or (2) the first pay date that occurs at least 30 days after the election is made. The election -will also be deemed to be an Affirmative Election to have no Elective Deferrals made to the Plan.

(F)	Related matching contributions. The Plan Administrator will not take any deferrals withdrawn pursuant to this section into account in computing the contribution and allocation of matching

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contributions. If the Employer has already allocated matching contributions to the Participant’s account with respect to deferrals being withdrawn pursuant to this Section, then the matching contributions, as adjusted for gains and losses, must be forfeited. Except as otherwise provided, the Plan will use the forfeited contributions to reduce future contributions or to reduce plan expenses.

(G)
Treatment of withdrawals. With regard to deferrals withdrawn pursuant to this Section: (1) the Plan Administrator will disregard such deferrals in the Actual Deferral Percentage Test (if applicable); (2) the Plan Administrator will disregard such deferrals for purposes of the limitation on deferrals under Code Section 402(g); (3) such deferrals are not subject to the consent requirements of Code Section 401(a)(11) or 417. The Plan Administrator will disregard any matching contributions forfeited under paragraph (F) in the Actual Contribution Percentage Test (if applicable).

(4)	Compensation. Compensation for purposes of determining the amount of Automatic Deferrals has the same meaning as Compensation with regard to Elective Deferrals in general.

(5)
Excise tax on Excess Contributions and Excess Aggregate contributions. Any Excess Contributions and Excess Aggregate contributions which are distributed more than six (6) months (rather than two and one-half (2½) months) after the end of the Plan Year will be subject to the ten percent (10%) Employer excise tax imposed by Code Section 4979. However, effective for Plan Years beginning on or after January 1, 2010, the preceding sentence will apply only where all highly compensated employees and nonhighly compensated employees (both as defined in Regulation Section 1.401(k)-2(a)(6)) are covered Employees under the EACA for the entire Plan Year (or for the portion of the Plan Year that such Employees are eligible Employees under the Plan within the meaning of Code Section 410(b)).

(6)	Definitions. Definitions under this Section 4.1(e) shall be the same as provided for in 4.1(d)(8).

(f)
Top-Heavy contribution. Additionally, to the extent necessary, the Employer shall contribute to the Plan the amount necessary to provide the top-heavy minimum contribution, even if it exceeds the amount that would be deductible under Code Section 404.

(g)	Form of contribution. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

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4.2	PARTICIPANT’S SALARY REDUCTION ELECTION.

(a)
Deferral elections. Effective January 1, 2008, each Participant may elect to defer from zero percent (0%) to eighty percent (80%) of Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election. For purposes of this Section, Compensation shall be determined prior to any reductions made pursuant to Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

For purposes of this Section, the annual dollar limitation of Code Section 401(a)(17) ($200,000 as adjusted) shall not apply except that the Administrator may elect to apply such limit as part of the deferral election procedures established hereunder.
Automatic deferral election procedures. Effective January 1, 2008, in the event a Participant does not have a salary deferral election in effect fails to make a new affirmative deferral election, such Participant shall be deemed to have made a pre-tax deferral election equal to three percent (3%) of Compensation per payroll period.
The amount that is deferred by a Participant shall be subject to the limitations of this Section, shall be an Elective Deferral, and shall be held for such Participant in the Elective Deferral Account.

(b)
Catch-Up Contributions. Notwithstanding anything in the Plan to the contrary, effective January 1, 2008, each Catch-Up Eligible Participant shall be eligible to make Catch-Up Contributions during the Participant’s taxable year in accordance with, and subject to the limitations of, Code Section 414(v). Such Catch-Up Contributions are not subject to the limits on Annual Additions under Code Section 415(c), are not taken into account under the limit on Elective Deferrals under Code Section 402(g). Catch-Up Contributions may be a dollar amount or a percentage of Compensation for each payroll period not to exceed the applicable dollar limit under Code Section 414(v), pursuant to procedures established by the Administrator. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(12) or 410(b), as applicable, by reason of the making of such Catch-Up Contributions.

(c)
Qualified Roth Contributions. Effective January 1, 2016, a Participant may elect to irrevocably designate all or a portion of his Compensation that he would otherwise be eligible to defer as deferral elections as Roth Contributions as provided in this Section 4.2(c). This Section 4.2(c) is intended to meet the requirements of a “Qualified Roth Contribution Program” under Code Section 402A and the applicable Regulations and guidance issued by the Internal Revenue Service. A Participant’s Roth Contributions shall be in lieu of (and not in addition

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to) all or a portion of his Elective Deferrals contributed to the Plan for a payroll period and shall be elected in the form and manner prescribed by the Administrator.
Except as expressly provided in the Plan, notwithstanding any other provisions to the contrary, for purposes of the Plan, Roth Contributions shall be considered, treated and subject to the same requirements as Elective Deferrals, including, but not limited to, the requirements in this Section 4.2, except that:

(1)
A Participant may elect that zero percent (0%) to eighty percent (80%) (in whole percentages) of his Compensation for a payroll period be treated as a Roth Contribution; provided, however, that such amount would eligible to be contributed as a deferral election and that the total of his Elective Deferrals and Roth Contributions shall not exceed eighty percent (80%) of his Compensation for any payroll period. A Participant may change his Roth Contribution percentage or cease making Roth Contributions in the same manner as he is permitted to make such changes for Elective Deferrals under the Plan.

(2)	Qualified Nonelective Contributions made to the Plan under Section 4.1(c) shall be limited solely to Elective Deferrals.

(3)
If the Administrator determines that a Participant’s Elective Deferrals under the Plan should be reduced, or may be increased, the Administrator may permit the Participant to designate the application of such reduction or increase between the Participant’s Roth Contribution percentage and Elective Deferral percentage, if applicable.

(4)
If a Participant has made Roth Contributions and/or Elective Deferrals during a Plan Year and Excess Contributions are distributable to the Participant under Section 4.5 for such Plan Year, such Excess Contribution amounts shall be distributed to the Participant first from the Participant’s Roth Contribution Account and second from the Participant’s Elective Deferral Account.

(5)
For purposes of Section 6.15, if an eligible rollover distribution includes Roth Contribution amounts, the term eligible retirement savings plan means, with respect to such Roth Contribution amounts, a qualified trust described in Code Section 401(a) which separately accounts for such Roth Contributions or a Roth IRA as defined in Code Section 408A.

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(6)	Roth Contributions shall be eligible for hardship and in-service withdrawals under Sections 6.11 and 6.12, respectively, and loans under Section 7.4.

(7)
A Participant’s Roth Contributions, and any earnings and losses thereon, shall be allocated to the Participant’s Roth Contribution Account and shall be held in such account until such time as all amounts are withdrawn or distributed in accordance with the terms of the Plan.

(8)
Provided the requirements of Code Section 402A and the applicable Regulations and guidance issued by the Internal Revenue Service are satisfied, payment or distribution of amounts from a Participant’s Roth Contribution Account shall be treated as “Qualified Distributions” within the meaning of Code Section 402A(d)(2).

(9)
If a Participant has made Roth Contributions and Elective Deferrals to the Plan during a Plan Year in which such Participant has Excess Deferrals, such Excess Deferral amounts shall be distributed to the Participant first from the Participant’s Roth Contribution Account and second from the Participant’s Elective Deferral Account.

(d)	Full vesting. Each Participant’s Elective Deferral Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

(e)
Distribution restrictions. Notwithstanding anything in the Plan to the contrary, amounts (including any offset of loans) held in the Participant’s Elective Deferral Account may not be distributed except as authorized by other provisions of this Plan, but in no event may such amounts be distributed earlier than:

(1)	a Participant’s death, disability or other severance of employment;

(2)	a Participant’s attainment of age 59½;

(3)
the termination of the Plan without the existence at the time of Plan termination of an alternative defined contribution plan or the establishment of an alternative defined contribution plan by the Employer or an Affiliated Employer within the period ending twelve (12) months after distribution of all assets from the Plan maintained by the Employer. For this purpose, a defined contribution plan is not treated as an alternative defined contribution plan if the plan is an employee stock ownership plan (as defined in Code Section 4975(e)(7) or 409(a)), a simplified employee pension plan (as defined in Code Section 408(k)), a SIMPLE IRA plan (as defined in Code Section 408(p)), a plan or contract that satisfies the requirements of Code Section 403(b), or a plan that is described in Code Sections 457(b) or 457(f). Furthermore, if at all times during the 24-month

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period beginning twelve (12) months before the date of the Plan’s termination, fewer than two percent (2%) of the Participants in the Plan as of the date of Plan termination are eligible under the other defined contribution plan, then the other defined contribution plan is not an alternative defined contribution plan. Distributions from the terminating Plan may only be made in lump sum distributions, pursuant to and defined in Regulation Section 1.401(k)-l(d)(4)(ii); or

(4)	the proven financial hardship of a Participant, subject to the limitations of Section 6.12.

(f)
Suspension due to hardship prior to January 1, 2019. In the event a Participant has received a hardship distribution pursuant to Regulation Section 1.401(k)-l(d)(3)(iv)(E)(2) prior to January 1, 2019 from this Plan or any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Elective Deferrals contributed to the Plan for a period that ends on the earlier of (i) six (6)-months following the date of distribution or (ii) January 1, 2019.

(g)
Deferrals limited to Code Section 402(g) dollar limit. A Participant’s “elective deferrals” made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan during any calendar year shall not exceed the dollar limitation. For this purpose, “elective deferrals” means, with respect to a calendar year, the sum of all Employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Code Section 401(k), any salary reduction simplified employee pension (as defined in Code Section 408(k)(6)), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plans described under Code Section 501(c)(18), and any Employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. “Elective deferrals” shall not include any deferrals properly distributed as excess “Annual Additions” pursuant to Section 4.5. “Dollar limitation” shall mean the dollar limitation contained in Code Section 402(g) in effect for the Participant’s taxable year beginning in such calendar year. In the case of a participant aged 50 and over by the end of the taxable year, the “dollar limitation” described in the preceding sentence shall be adjusted to include the amount of Elective Deferrals that may be treated as Catch-Up Contributions. The “dollar limitation” contained in Code Section 402(g) is $10,500 for taxable years beginning in 2000 and 2001, increasing to $11,000 for taxable years beginning in 2002 and increasing by $1,000 for each year thereafter up to $15,000 for taxable years beginning in 2006 and later years. After 2006 the $15,000 limit will be adjusted by the Secretary of the Treasury for cost of-living increases under Code Section 402(g)(4). Any such adjustments will be in multiples of $500.

(h)	Assigning Excess Deferrals to this Plan. If a Participant’s Elective Deferrals under this Plan together with any elective deferrals (as defined in Regulation

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Section 1.402(g)-1(b)) under another qualified cash or deferred arrangement (as described in Code Section 401(k)), a simplified employee pension (as described in Code Section 408(k)(6)), a simple individual retirement account plan (as described in Code Section 408(p)), a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)), or a trust described in Code Section 501(c)(18) cumulatively exceed the “dollar limitation” described in the subsection 4.2(g) of this Section, for such Participant’s taxable year, then the Participant may assign to this Plan any Excess Deferrals made during a taxable year of the Participant by notifying the Administrator in writing on or before March 1 following the close of the Participant’s taxable year, of the amount of the Excess Deferrals to be assigned to the Plan. A Participant shall be deemed to notify the Administrator of any Excess Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plan, contract, or arrangement of the Employer.
Notwithstanding any other provision of the Plan to the contrary, the Administrator may direct the Trustee to distribute such Excess Deferrals, plus any Income allocable to such Excess Deferrals, to the Participant not later than the first April 15th following the close of the Participant’s taxable year. Such a distribution may be made to a Participant to whose account Excess Deferrals were assigned for the preceding year or/and who claims Excess Deferrals for such taxable year or calendar year. Any distribution of less than the entire amount of Excess Deferrals and Income shall be treated as a pro rata distribution of Excess Deferrals and Income. The amount of the distribution shall not exceed the Participant’s Elective Deferrals under the Plan for the taxable year (and any Income allocable to such Excess Deferrals). If a distribution of Excess Deferrals is to be made on or before the last day of the Participant’s taxable year, then each of the following conditions must be satisfied:

(1)	the distribution must be made after the date on which the Plan received the Excess Deferrals;

(2)	the Participant shall designate the distribution as Excess Deferrals; and

(3)	the Plan must designate the distribution as a distribution of Excess Deferrals.
Any distribution made pursuant to this Section shall be made first from unmatched Elective Deferrals and, thereafter, from Elective Deferrals which are matched.
Matching Contributions that relate to Excess Deferrals which are distributed pursuant to this Section 4.2(h) shall be treated as a Forfeiture.

(i)
Segregation. Elective Deferrals made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market

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certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

(j)
No conditions to receive Elective Deferrals. Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the Elective Deferrals made by the Employer for the year of termination without regard to the Hours of Service credited.

(k)
Procedures to implement Elective Deferrals and/or Roth Contributions. The Employer and the Administrator may adopt a procedure to implement the salary reduction elections for Elective Deferrals and Roth Contributions provided for herein. If such procedure is adopted, then the procedure shall include (and shall not be limited to) the following:

(1)
A Participant must make an initial salary deferral election to make Elective Deferrals and/or Roth Contribution, or an election to receive cash in lieu of such salary deferral election, unless the Employer has implemented an automatic deferral election feature. If the Participant fails to make an initial salary deferral election to make Elective Deferrals and/or Roth Contribution, or an election to receive cash in lieu of a salary deferral election, if the automatic deferral election applies, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator (or as soon thereafter as practical), shall not have retroactive effect and shall remain in force until revoked.

(2)
A Participant may modify a prior salary deferral election to make Elective Deferrals and/or Roth Contribution at any time during the Plan Year and concurrently make a new election by filing a notice with the Administrator (in accordance with procedures established by the Administrator) within a reasonable time before the pay period for which such modification is to be effective. Any modification shall be implemented as soon as practical after being accepted by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

(3)
A Participant may elect to prospectively revoke the Participant’s salary reduction election in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period (or as soon thereafter as practical).

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(4)	Any notices or required actions under Section 4.2(c) may be provided or made in accordance with Section 10.14.

4.3
TIME OF PAYMENT OF EMPLOYER CONTRIBUTION. Unless otherwise provided by contract or law, the Employer may make its contribution to the Plan for a particular Plan Year at such time as the Employer, in its sole discretion, determines. If the Employer makes a contribution for a particular Plan Year after the close of that Plan Year, then the Employer will designate to the Administrator the Plan Year for which the Employer is making its contribution.

4.4	ALLOCATION OF CONTRIBUTION AND USAGE OF FORFEITURES AND EARNINGS.

(a)
Separate accounting. The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date, or other Valuation Date, all amounts allocated to a particular Account of each such Participant as set forth herein.

(b)
Allocation of contributions. The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)	Elective Deferrals. With respect to the Elective Deferrals made pursuant to Section 4.1(a), to each Participant’s Elective Deferral Account.

(2)	Roth Contributions. With respect to the Roth Contributions made pursuant to Section 4.1(a), to each Participant’s Roth Contribution Account.

(3)	Matching Contributions. With respect to the Matching Contribution made pursuant to Section 4.1(b), to each Participant’s Matching Contribution Account in accordance with Section 4.1(b).

(4)
Qualified Nonelective Contributions. With respect to the Qualified Nonelective Contribution made pursuant to Section 4.1(c), to each Participant’s Qualified Nonelective Contribution Account in accordance with Section 4.1(c).

The Employer may limit such Qualified Nonelective Contributions only to Participants who are Nonhighly Compensated Employees. In addition, the Employer may condition such Qualified Nonelective Contributions only to Participants who have completed a Period of Service (or portion thereof) during the Plan Year and/or who are employed on the last day of the Plan Year. Notwithstanding anything in this subsection to the contrary, if this Plan becomes a Top-Heavy Plan, then any top-heavy minimum required allocation that is required pursuant to Section 4.4(g) and that is not

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satisfied with Matching Contributions shall be made to each Non-Key Employee’s Qualified Nonelective Contribution Account.

(5)
Qualified Automatic Contribution Arrangement Contributions. With respect to the QACA contributions made pursuant to Section 4.1(d), to each Participant’s QACA Account in accordance with Section 4.1(d).

(c)
Usage of Forfeitures. On or before each Anniversary Date, any Forfeitures may be made available to reinstate previously forfeited Account balances of Participants, and any remaining Forfeitures may be used to satisfy any contribution that may be required pursuant to Section 3.6 or 6.10, or be used to pay any administrative expenses of the Plan. The remaining Forfeitures, if any, shall be allocated as a discretionary contribution under 4.1 (b).

(d)
Minimum required allocation to those not otherwise eligible to share. For any Top-Heavy Plan Year, Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum required allocation of Section 4.4(g) if eligible pursuant to the provisions of Section 4.4(i).

(e)
Incoming transfers and rollovers. Participants’ transfers from other qualified plans and rollovers deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(f)
Delay in processing transactions. Notwithstanding anything in this Section to the contrary, all information necessary to properly reflect a given transaction may not be available until after the date specified herein for processing such transaction, in which case the transaction will be reflected when such information is received and processed. Subject to express limits that may be imposed under the Code, the processing of any contribution, distribution or other transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and the correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan.

(g)
Minimum required allocation for Top-Heavy Plan Years. Notwithstanding the foregoing, for any Top-Heavy Plan Year, the sum of the Employer contributions allocated to the Account of each Employee shall be equal to at least three percent (3%) of such Employee’s 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each Employee in any defined contribution plan included with this Plan in a required aggregation group). However, if (1) the sum of the Employer contributions allocated to the Participant’s Account of each Key Employee for such Top-Heavy Plan Year is less than three percent (3%) of each Key Employee’s 415 Compensation and (2) this Plan is not required to be

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included in an aggregation group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, then the sum of the Employer contributions allocated to the Participant’s Account of each Employee shall be equal to the largest percentage allocated to the Account of any Key Employee. However, in determining whether a Non-Key Employee has received the minimum required allocation, such Non-Key Employee’s Elective Deferrals shall not be taken into account. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).
However, no minimum required allocation shall be required in this Plan for any Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a required aggregation group, if the other defined contribution plan subject to Code Section 412 satisfies the minimum required allocation.

(h)
Top-Heavy contribution allocation. For purposes of the minimum required allocation set forth above, the percentage allocated to the Account of any Key Employee who is a Participant shall be equal to the ratio of the sum of the Employer contributions (excluding any Catch-Up Contributions) allocated on behalf of such Key Employee for the Plan Year divided by the 415 Compensation for such Key Employee for the Plan Year.

(i)
Matching contributions used to satisfy top-heavy contribution. Matching Contributions (including ADP Test Safe Harbor Matching Contributions within the meaning of Section 4.1) shall be taken into account for purposes of satisfying the minimum required allocation of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum required allocation shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum required allocation shall be treated as Matching Contributions for purposes of the ACP Test and other requirements of Code Section 401(m).

(j)
Participants eligible for top-heavy allocation. For any Top-Heavy Plan Year, the minimum required allocation set forth above shall be allocated to the Qualified Nonelective Contribution Account of all Employees who are Participants and who are employed by the Employer on the last day of the Plan Year regardless of the Employee’s level of Compensation, including Employees who have (1) failed to complete a Period of Service; and (2) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Deferrals to the Plan.

(k)
415 Compensation for top-heavy purposes. For the purposes of this Section, 415 Compensation will be limited to the same dollar limitations set forth in Section 1.13, adjusted in such manner as permitted under Code Section 415(d).

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4.5	MAXIMUM ANNUAL ADDITIONS.

(a)	Maximum permissible amount. Notwithstanding the foregoing, the maximum Annual Additions credited to a Participant’s Accounts for any Limitation Year shall equal the lesser of:

(1)	$40,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or

(2)	one hundred percent (100%) of the Participant’s 415 Compensation for such Limitation Year.
The percentage limitation in paragraph (2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an annual addition, or (2) any amount otherwise treated as an annual addition under Code Section 415(l)(1).
For any short Limitation Year, the dollar limitation in paragraph (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short Limitation Year and the denominator of which is twelve (12).

(b)
Reasonable estimate permissible. Prior to determining the Participant’s actual 415 Compensation for the Limitation Year, the Employer may determine the maximum permissible amount for a Participant on the basis of a reasonable estimation of the Participant’s 415 Compensation for the Limitation Year, uniformly determined for all Participants similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the maximum permissible amount for the Limitation Year will be determined on the basis of the Participant’s actual 415 Compensation for the Limitation Year.

(c)
Excess Annual Additions defined. For purposes of this Article, the term “Excess Annual Additions” for any Participant for a Limitation Year means a Participant’s Annual Additions under this Plan and such other plans of the Employer or Affiliated Employer that are in excess of the maximum permissible amount of Section 4.5 for a Limitation Year. The Excess Annual Additions will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, and then by Annual Additions to a plan subject to Code Section 412, regardless of the actual allocation date.

(d)
Annual Additions can cease when maximum permissible amount reached. If the Employer contribution that would otherwise be contributed or allocated to the Participant’s Accounts would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, then the amount that would otherwise be contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the maximum permissible amount, and any

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such amounts which would have been allocated to such Participant may be allocated to other Participants.

(e)	Aggregation and Disaggregation of Plans.

(1)
For purposes of applying the limitations of Code Section 415, all defined contribution plans (without regard to whether a plan has been terminated) ever maintained by the Employer (or a “predecessor employer”) under which the participant receives annual additions are treated as one defined contribution plan. The “Employer” means the Employer that adopts this Plan and all members of a controlled group or an affiliated service group that includes the Employer (within the meaning of Code Sections 414(b), (c), (m) or (o)), except that for purposes of this Section, the determination shall be made by applying Code Section 415(h), and shall take into account tax-exempt organizations under Regulation Section 1.414(c)-5, as modified by Regulation Section 1.415(a)-1(f)(1). For purposes of this Section:

(A)
A former Employer is a “predecessor employer” with respect to a participant in a plan maintained by an Employer if the Employer maintains a plan under which the participant had accrued a benefit while performing services for the former Employer, but only if that benefit is provided under the plan maintained by the Employer. For this purpose, the formerly affiliated plan rules in Regulation Section 1.415(f)-1(b)(2) apply as if the Employer and predecessor Employer constituted a single employer under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately prior to the cessation of affiliation (and as if they constituted two, unrelated employers under the rules described in Regulation Section 1.415(a)-1(f)(1) and (2) immediately after the cessation of affiliation) and cessation of affiliation was the event that gives rise to the predecessor employer relationship, such as transfer of benefits or plan sponsorship.

(B)
With respect to an Employer of a participant, a former entity that antedates the Employer is a “predecessor employer” with respect to the participant if, under the facts and circumstances, the employer constitutes a continuation of all or a portion of the trade or business of the former entity.

(2)
Break-up of an affiliate employer or an affiliated service group. For purposes of aggregating plans for Code Section 415, a “formerly affiliated plan” of an employer is taken into account for purposes of applying the Code Section 415 limitations to the employer, but the formerly affiliated plan is treated as if it had terminated immediately prior to the “cessation of affiliation.” For purposes of this paragraph, a “formerly affiliated plan” of an employer is a plan that, immediately prior to the cessation of affiliation,

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was actually maintained by one or more of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section l .415(a)-1(f)(1) and (2)), and immediately after the cessation of affiliation, is not actually maintained by any of the entities that constitute the employer (as determined under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2)). For purposes of this paragraph, a “cessation of affiliation” means the event that causes an entity to no longer be aggregated with one or more other entities as a single employer under the employer affiliation rules described in Regulation Section 1.415(a)-1(f)(1) and (2) (such as the sale of a subsidiary outside a controlled group), or that causes a plan to not actually be maintained by any of the entities that constitute the employer under the employer affiliation rules of Regulation Section 1.415(a)-1(f)(1) and (2) (such as a transfer of plan sponsorship outside of a controlled group).

(3)
Midyear Aggregation. Two or more defined contribution plans that are not required to be aggregated pursuant to Code Section 415(f) and the Regulations thereunder as of the first day of a limitation year do not fail to satisfy the requirements of Code Section 415 with respect to a participant’s account after the date on which the plans are required to be aggregated.

(f)
413(c) Plan. If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 414(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Section with respect to such Participant. Furthermore, in applying the limitations of this Section with respect to such a Participant, the total 415 Compensation received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

(g)
(1)    DC Plans with same/different Anniversary Dates. If a Participant participates in more than one defined contribution plan maintained by the Employer that have different Anniversary Dates, then the maximum permissible amount under this Plan shall equal the maximum permissible amount for the Limitation Year minus any Annual Additions previously credited to such Participant’s Accounts during the Limitation Year.

(2)
If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, then Annual Additions will be credited to the Participant’s Accounts under the defined contribution plan subject to Code Section 412 prior to crediting Annual Additions to the Participant’s Accounts under the defined contribution plan not subject to Code Section 412.

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(3)
If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, then the maximum permissible amount under this Plan shall equal the product of (A) the maximum permissible amount for the Limitation Year minus any Annual Additions previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the Annual Additions which would be credited to such Participant’s Accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such Annual Additions for all plans described in this subparagraph.

4.6	ADJUSTMENT FOR EXCESS ANNUAL ADDITIONS.

(a)
Disposal of Excess Annual Additions. Allocation of Annual Additions to a Participant’s Account for a Limitation Year generally will cease in accordance with Section 4.5(d) once the maximum permissible amount of Section 4.5 has been reached for such Limitation Year. However, if, as a result of a reasonable error in estimating a Participant’s Compensation, a reasonable error in determining the amount of Elective Deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant with respect to the maximum permissible amount of Section 4.5 or other facts and circumstances to which Regulation Section 1.415-6(b)(6) shall be applicable, the Annual Additions under this Plan would cause Excess Annual Additions for any Participant, then the Excess Annual Additions will be corrected in accordance with EPCRS as set forth in Revenue Procedure 2013-12 or any superseding guidance, including, but not limited to the preamble of the final Section 415 Regulations.

(b)
Section 415 suspense account defined. For purposes of this Section, the term “Section 415 suspense account” means an unallocated account equal to the sum of Excess Annual Additions for all Participants in the Plan during the Limitation Year.

4.7	PLAN-TO-PLAN TRANSFERS (OTHER THAN ROLLOVERS) FROM QUALIFIED PLANS.

(a)
Transfers into this Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), amounts may be transferred (within the meaning of Code Section 414(l)) to this Plan from other tax qualified plans under Code Section 401(a), provided that the plan from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require satisfactory evidence that the amounts to be transferred meet the requirements of this Section. The transferred amounts shall be allocated to the Transfer Account of the Participant.

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At the time of the transfer, the nonforfeitable percentage of the funds under the transferor plan shall apply, but thereafter shall increase (if applicable) for each Period of Service that the Participant completes after such transfer in accordance with the Vesting provisions of this Plan applicable to the type of Account represented by the transferred funds (e.g., transferred nonelective funds will be subject to the vesting schedule applicable to Nonelective Contributions under this Plan). If the vesting schedule applicable to a Transferred Account changes as a result of this paragraph, such change will be treated as an amendment to the vesting schedule for each affected Participant.

(b)
Accounting of transfers. The Transfer Account of a Participant shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)
Restrictions on elective deferrals. Except as permitted by Regulations (including Regulation Section 1.411(d)-4), amounts attributable to elective deferrals (as defined in Regulation Section 1.401(k)-6), including amounts treated as elective deferrals, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Code Section 401(k)(2) and the Regulations.

(d)
Distribution of Transfer Account. At Normal Retirement Date, or such other date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Transfer Account of a Participant shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Any distributions of amounts held in the Transfer Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.6 and 6.14, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, the Transfer Account shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits may be made without Participant consent.

(e)
Segregation. The Administrator may direct that Employee transfers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.9.

(f)
Protected benefits. Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or

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reduction of any “Section 411(d)(6) protected benefit” as described in Section 7.1(e).

(g)	Separate Accounts. With respect to each Participant’s Transfer Account, separate sub-accounts shall be maintained to the extent necessary to carry out the provisions of this Plan.

4.8	ROLLOVERS FROM OTHER PLANS.

(a)
Acceptance of rollovers into the Plan. With the consent of the Administrator (such consent must be exercised in a nondiscriminatory manner and applied uniformly to all Participants), the Plan may accept a rollover by Participants, excluding Participants who are no longer employed as an Employee, provided the rollover will not jeopardize the tax-exempt status of the Plan or create adverse tax consequences for the Employer. The rollover amounts shall be allocated to the Rollover Account of the Participant. The Rollover Account of a Participant shall be one hundred percent (100%) Vested at all times and shall not be subject to Forfeiture for any reason. In addition, the Plan may accept rollovers of participant loans of Participants who had a loan from one of the plans of the companies listed in the third paragraph of Section 1.46 and who became Employees in connection with a transaction with such companies.

(b)
Treatment of Rollover Account in the Plan. The Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (c) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

(c)
Distribution of rollovers. At such date when the Participant or the Participant’s Beneficiary shall be entitled to receive benefits, the Rollover Account of a Participant shall be used to provide additional benefits to the Participant or the Participant’s Beneficiary. Furthermore, amounts in the Participant’s Rollover Account shall be considered as part of a Participant’s benefit in determining whether the $5,000 threshold has been exceeded for purposes of the timing or form of payments under the Plan as well as for the Participant consent requirements. Any distributions of amounts that are held in the Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Sections 6.5 and 6.15, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

(d)
Limits on accepting rollovers. Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to provide evidence that the amounts to be rolled over to this Plan meet the requirements of this

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Section. The Company may instruct the Administrator, operationally and on a nondiscriminatory basis, to limit the source of rollovers that may be accepted by the Plan.

(e)
Rollovers maintained in a separate account. The Administrator may direct that rollovers received after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund or be directed by the Participant pursuant to Section 4.9.

(f)
Requirements for Roth Rollover Contributions. The Plan will accept a Roth Rollover Contribution to a Roth Rollover Account under this Plan if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code Section 402(c). The Administrator, in its discretion, shall determine in every instance whether the foregoing criteria have been met prior to acceptance of any such contribution. The Administrator may request of the Eligible Employee any documents or evidence it deems necessary and may seek the advice of counsel to assist it in making such a determination. Roth Rollover Contributions shall be paid to the Trustee in cash or such other form of payment as may be approved by the Administrator in its discretion. A Roth Rollover Contribution shall be delivered to the Trustee as soon as practicable, but in no event later than 60 days after the amount thereof was received by the Eligible Employee. The Administrator or its delegate shall establish a Roth Rollover Account on behalf of the Eligible Employee to record the amount of his Roth Rollover Contribution. An Eligible Employee’s Roth Rollover Account shall be one hundred percent (100%) Vested at all times and shall not be subject to Forfeiture for any reason.

(g)	Definitions. For purposes of this Section, the following definitions shall apply:

(1)
The term “rollover” means: (i) pre-tax amounts transferred to this Plan directly from another “eligible retirement plan;” (ii) pre-tax distributions received by an Employee from other “eligible retirement plans” which are eligible for tax-free rollover to an “eligible retirement plan” and which are transferred by the Employee to this Plan within sixty (60) days following receipt thereof; (iii) any other pre-tax amounts which are eligible to be rolled over to this Plan pursuant to the Code; and (iv) Roth 401(k) contributions transferred to this Plan directly from another “eligible retirement plan.” Rollovers to the Plan may not include after-tax contributions (other than Roth Rollover Contributions as provided in Section 4.8).

(2)
The term “eligible retirement plan” means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), a qualified trust (an employees’ trust described in Code Section

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401(a) which is exempt from tax under Code Section 501(a)), an annuity plan described in Code Section 403(a), an eligible deferred compensation plan described in Code Section 457(b) which is maintained by an eligible employer described in Code Section 457(e)(1)(A), and an annuity contract described in Code Section 403(b).

4.9	PARTICIPANT DIRECTED INVESTMENTS.

(a)
Directed Investments allowed. Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee, in writing (or in such other form which is acceptable to the Trustee), to invest their entire Accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. Participants may also invest up to one hundred percent (100%) of their Accounts in Company Stock through the ESOP as detailed in Article IX. The portions of the interest of any Participant so directing as described in this Section 4.9 will thereupon be considered a Participant’s Directed Account. For the avoidance of doubt, it is the intent of the Employer that Participants (and Beneficiaries) be able to invest all or a portion of their Accounts in Company Stock through the ESOP and the Administrator shall not be permitted to amend, restrict or take other actions to the contrary that would frustrate such clear settlor’s intent of the Employer.

(b)
Establishment of Participant Direction Procedures. The Administrator will establish Participant Direction Procedures, to be applied in a uniform and nondiscriminatory manner, setting forth the permissible investment options under this Section, how often changes between investments may be made, and any other limitations and provisions that the Administrator may impose on a Participant’s right to direct investments.

(c)
Administrative discretion. The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

(d)
Allocation of earnings. As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate as follows:

(1)
to the extent that the assets in a Participant’s Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant’s Directed Account shall be based upon the total amount of funds so invested in a manner proportionate to the Participant’s share of such pooled investment; and

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(2)
to the extent that the assets in the Participant’s Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

(e)
Plan will follow investment directions. Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant. No guarantee is made by the Plan, Employer, Administrator or Trustee that investment directions will be processed on a daily basis, and no guarantee is made in any respect regarding the processing time of an investment direction. Notwithstanding any other provision of the Plan, the Company, Administrator or Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Company, Administrator or Trustee. Furthermore, the processing of any investment transaction may be delayed for any legitimate business reason or force majeure (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider). The processing date of a transaction will be binding for all purposes of the Plan and considered the applicable Valuation Date for an investment transaction.

(f)
Other documents. Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents (or in any other form including, but not limited to, electronic media) which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

(g)
Instructions, guidelines or policies. The Administrator may, in its discretion, include or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly, subject to, and continent with, Section 4.9(a) with respect to Company Stock through the ESOP.

4.10
QUALIFIED MILITARY SERVICE. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code Section 414(u). Furthermore, loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4).

In addition, any contributions, benefits and service credit required to comply with the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) shall be conferred upon an eligible Participant or Beneficiary.
For years beginning after December 31, 2008, (a) an individual receiving a differential wage payment (if provided by the Employer), as defined by Code Section 3401(h)(2), shall be treated as an Employee of the Employer making the payment, (b) the differential

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wage payment shall be treated as compensation, and (c) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.
In the case of a Disability occurring on or after January 1, 2007, if a Participant suffers a Disability while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment on the day immediately preceding the date of Disability and then terminated employment on the date of Disability.
In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed employment on the day immediately preceding the date of death and then terminated employment on the date of death.
In the case of a Participant who performs service in the uniformed services (as defined in Code Section 414(u)(12)(B)) on active duty for a period of more than 30 days, the Participant will be deemed to have a severance from employment solely for purposes of eligibility for distribution of amounts not subject to Code Section 412. However, the Plan will not distribute such a Participant’s account on account of this deemed severance unless the Participant specifically elects to receive a benefit distribution hereunder. If a Participant elects to receive a distribution on account of this deemed severance, then the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution. If a Participant would be entitled to a distribution on account of a deemed severance, and a distribution on account of another Plan provision (such as a qualified reservist distribution), then the other Plan provision will control and the 6-month suspension will not apply.

4.11
FAMILY AND MEDICAL LEAVE ACT REQUIREMENTS. Notwithstanding any other provisions of the Plan, in the case of an Employee who takes family or medical leave as an eligible employee of a covered employer under the provisions of the Family and Medical Leave Act of 1993 (FMLA), any period of FMLA leave shall be treated as continued Service for purposes of eligibility to participate in the Plan and Credited Service for vesting purposes under the Plan, to the extent required by applicable law.

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ARTICLE V
VALUATIONS

5.1
VALUATION OF THE TRUST FUND. The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2
METHOD OF VALUATION. In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

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ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1
DETERMINATION OF BENEFITS UPON RETIREMENT. Every Participant may terminate employment with the Employer and retire for the purposes hereof on the Participant’s Normal Retirement Date. However, a Participant may postpone the termination of employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until such Participant’s Late Retirement Date. Upon a Participant’s Retirement Date, or as soon thereafter as is practicable, the Administrator shall direct the distribution, at the election of the Participant, of the Participant’s Vested interest in the Plan in accordance with Section 6.5.

6.2	DETERMINATION OF BENEFITS UPON DEATH.

(a)
Distributable amount. In the event of the death of a Participant or Terminated Participant prior to the complete distribution of the Participant’s Account, the amount of the death benefit on his behalf shall be one hundred percent (100%) of the Vested portion of the Participant’s Account, determined on the Valuation Date immediately preceding the date of the Participant’s death, increased by any contributions and earnings allocated after such Valuation Date, and reduced by any payments or withdrawals made from such accounts since such preceding Valuation Date.

(b)	Vesting on death. An active Participant shall be one hundred percent (100%) Vested in the Participant’s Account upon death.

(c)
Forms of distribution. The death benefit shall be subject to the general benefit provisions of Article VI hereof. Except as provided in Section 7.2(b), the benefit shall be paid in a single sum, or in such other optional form as may be elected by the Participant or Beneficiary, as the case may be, under Section 6.1 hereof, to the designated Beneficiary of the deceased Participant as soon as practicable after the last day of the Plan Year during which such death occurs; provided, however, that upon the Beneficiary’s request, the commencement date of any benefits payable to a Beneficiary shall be as soon as practicable following the date such death occurs.

(d)
Beneficiary designation. Subject to the rights of a surviving Spouse described herein, each Participant or Terminated Participant shall have the right to designate the Beneficiary to receive the death benefit on his behalf, and to revoke any such designation. Each such designation, or revocation thereof, shall be evidenced by a written instrument filed with the Administrator and signed by the Participant or Terminated Participant. Unless the conditions which follow for the designation of a Beneficiary other than the Spouse are satisfied, the Beneficiary of a Participant or Terminated Participant who is married on the date of his death shall be the surviving Spouse, whether or not so designated in the written instrument filed

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with the Administrator and even if no such instrument is filed. Designation of a Beneficiary other than the Spouse shall be valid only if either:

(1)	the Spouse consents in writing to such designation, acknowledging the effect thereof, witnessed by a notary public or Plan representative;

(2)	the Terminated Participant or Participant, although married at the time of the designation, is ultimately not survived by his Spouse; or

(3)	the surviving Spouse cannot be located.
Such spousal consent obtained pursuant to (i) shall be irrevocable. If the Participant or Terminated Participant is survived by a Spouse other than the Spouse who consented to designation of another as Beneficiary, the consent of the former Spouse shall be ineffective.
If no designation of Beneficiary is on file with the Administrator at the time of the death of a Participant or Terminated Participant, or if such designation is not effective for any reason, then the Administrator shall direct the Trustee to pay the Participant’s Account balance in accordance with the following hierarchy:

(1)	The Participant’s surviving spouse;

(2)
and if no surviving spouse exists, to The Participant’s children (including adopted children) in equal shares by right of representation (one share for each living child and one share for each child who predeceases the Participant with living descendants);

(3)	and if none to The Participant’s surviving parents, in equal shares;

(4)	and if none to The Participant’s estate.
A divorce decree shall revoke a Participant’s designation of his spouse (or former spouse) as Beneficiary, unless the divorce decree or a qualified domestic relations order provides otherwise.

6.3
DISABILITY RETIREMENT BENEFITS. In the event the Administrator determines that a Participant incurs Disability while still an Employee, such Participant shall be entitled to one hundred percent (100%) of the Participant’s Account, determined on the Valuation Date immediately preceding the date of his Disability, increased by any contributions and earnings allocated after such Valuation Date, and reduced by any payments or withdrawals made from such accounts since such preceding Valuation Date.

Any benefits due a disabled Participant from the Participant’s Personal Account shall be paid or applied for his benefit subject to the general benefit provisions of Article VI hereof; provided, however, that, if the Participant so elects, the commencement date of any benefits payable to such a Participant may be as soon as practicable following the date such Disability occurs and prior to the Participant’s Normal Retirement Date.

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In the event of the death of the Participant subsequent to the date his Disability occurred and prior to the commencement of his disability benefits hereunder, the amount payable on behalf of such Participant shall be paid as a death benefit as provided otherwise in this article.

6.4	DETERMINATION OF BENEFITS UPON TERMINATION.

(a)
Payment on termination of employment. If a Participant’s employment with the Employer is terminated for any reason other than death, Disability or retirement, then such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in a distributable event had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the distribution of all or a portion (no less than $1,000) of the Vested portion of the Terminated Participant’s Account as soon as administratively feasible after termination of employment. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.
For purposes of this Section 6.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

(b)
Vesting schedule. The Vested portion of the Account of any Participant attributable to Employer contributions shall be a percentage of the total amount credited to the Participant’s Accounts determined on the basis of the Participant’s number of whole year Periods of Service according to the following schedule(s):

(1)
The Elective Deferral Account, Roth Contribution Account and the Qualified Nonelective Contribution Account shall be one hundred percent (100%) Vested regardless of a Participant’s number of whole year Periods of Service.

(2)	The Vested portion of the Safe Harbor Contribution made to the QACA Account under Section 4.1(d) shall be determined in accordance with the following vesting schedule:

Vesting Schedule
Periods of Service	Percentage
Less than 2	0%
2	100%

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(3)
The Vested portion of the employer matching contribution account of a Participant under the C&C Technologies, Inc. 401(k) Profit Sharing Plan that was transferred to the Plan effective as of January 1, 2016 (“C&C Plan Matching Contributions”), as reflected in a Participant’s Transfer Account, shall be determined in accordance with the following vesting schedule:

Vesting Schedule
Periods of Service	Percentage
Less than 2	0%
2 3 4 5 6	20% 40% 60% 80% 100%
Any portion of a Participant’s C&C Plan Matching Contributions that are forfeited shall be Forfeitures subject to the applicable provisions of the Plan governing the treatment of Forfeitures.

(c)
No reduction in Vested percentage due to change in vesting schedule. Notwithstanding the vesting schedule above, the Vested percentage of a Participant’s Account shall not be less than the Vested percentage attained as of the Effective Date (or, if later, the adoption date of this amendment and restatement of the Plan).

(d)
Time of application of vesting schedule liberalization. In the absence of any provision to the contrary, any direct or indirect increase to a Participant’s Vested percentage (at any point on a vesting schedule) will not apply to a Participant unless and until such Participant completes an Hour of Service after the effective date of such amendment.

(e)
Vesting on partial or full Plan termination. Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts then credited to the account of any affected Participant shall become one hundred percent (100%) Vested and shall not thereafter be subject to Forfeiture.

(f)
Unless otherwise noted herein a Plan Participant who has a Transfer Account as a result of a merger into this Plan from a predecessor plan will be subject to the vesting provisions of the predecessor plan as those terms existed on the date of the merger.

6.5
DISTRIBUTION OF BENEFITS. Unless otherwise elected by the Participant or the Beneficiary, the Plan will pay all distributable benefits in the form of a single lump sum payment of the Participant’s entire Vested Account or a partial distribution thereof not

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less than $1,000 (or the remainder of the Participant’s Vested Account), subject to the time restrictions for making payments under Section 6.8. If the Participant elects to receive a partial distribution, then the amount distributed shall be charged to, and paid from, the Terminated Participant’s Accounts on a pro-rata basis. The Participant or spousal Beneficiary may choose to have the account distributed in the form of equal installment payments. The installments may be paid in a monthly, quarterly or annual payment format at the election of the Participant or spousal Beneficiary, and the installments may extend over a period of time that does not exceed the time restrictions for making payments under Section 6.8.
Non-spouse Beneficiaries will be paid in the form of a lump-sum distribution no later than the end of the year following the Participant’s death, unless circumstances prevent such payment

6.6	RESERVED.

6.7
TIME OF DISTRIBUTION. Notwithstanding any other provisions of the Plan, but in addition to such provisions (as applicable), unless the Participant elects otherwise, distribution of benefits shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

(a)	the date the Participant attains sixty-five (65) years of age;

(b)	the date which is the tenth (10th) anniversary of the first (1st) day of the Plan Year in which the Participant commenced participation in the Plan; or

(c)	the date the Participant terminates Service with the Employer.
If the amount of the payment required to commence on the date determined under this section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Administrator has been unable to locate the Participant after making reasonable efforts to do so, then a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).
Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant’s spouse, to consent to a distribution that is immediately distributable, shall be deemed to be an election to defer the commencement of payment of any benefit sufficient to satisfy this Section.

6.8	REQUIRED MINIMUM DISTRIBUTIONS.

(a)	General Rules.

(1)	Precedence. The requirements of this Section shall apply to any distribution of a Participant’s interest in the Plan and take precedence over any inconsistent provisions of the Plan.

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(2)
Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G).

(3)	2009 Suspension. For Plan Year 2009, required minimum distributions under this Section 6.8 shall be suspended in accordance with Code Section 401(a)(9)(H).

(b)	Time and manner of distribution.

(1)	Required beginning date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(2)	Death of Participant before distributions begin. If the Participant dies before distributions begin, the Participant’s entire death benefit will be distributed, or begin to be distributed, as follows:

(i)
If the Participant or Beneficiary elects, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or, if the Participant’s surviving spouse is the Participant’s designated beneficiary, by December 31 of the calendar year in which the Participant would have attained age 70½, if later. Alternatively, the Participant or Beneficiary may elect to have distribution of the Participant’s death benefit be completed by the December 31 of the calendar year containing the fifth anniversary of the Participant’s death. In the absence of any election (including the failure to commence required minimum distributions described by this Section by the December 31 of the calendar year immediately following the calendar year in which the Participant died), distribution of the Participant’s death benefit shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(ii)
If there is no beneficiary as of September 30 of the year following the year of the Participant’s death, the distribution of the Participant’s death benefit -will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving

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spouse begin, this Section 6.8(b), other than this paragraph, will apply as if the surviving spouse were the Participant. Thus, in all such cases, the time at which distributions must commence (or be completed by) shall be determined solely by reference to the year that the Participant died, and not the year in which the Participant would have attained age 70½.
For purposes of this Section 6.8(b), unless a surviving spouse is electing to commence benefits based upon the date that the Participant would have attained age 70½, distributions are considered to begin on the Participant’s required beginning date. If the surviving-spouse election applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.8(b). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.8(b)), the date distributions are considered to begin is the date distributions actually commence.

(3)
Forms of distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 6.8(c) and 6.8(d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations thereunder. All distributions under this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

(c)	Required minimum distributions during Participant’s lifetime.

(1)
Amount of required minimum distribution for each distribution calendar year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

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(ii)
if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse and the spouse is more than 10 years younger than the Participant, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Regulation Section 1.401(a)(9)-9, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(2)
Lifetime required minimum distributions continue through year of Participant’s death. Required minimum distributions will be determined under this Section 6.8(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(d)	Required minimum distributions after Participant’s death.

(1)	Death on or after date distributions begin.

(i)
Participant survived by designated beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the

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spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
No designated beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death before date distributions begin.

(i)
Participant survived by designated beneficiary. Except as provided in Section 6.8(b)(3), if the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 6.8(d)(1).

(ii)
No designated beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
Death of surviving spouse before distributions to surviving spouse are required to begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse

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under Section 6.8(b), this Section 6.8(d)(2) will apply as if the surviving spouse were the Participant.

(e)	Definitions. For purposes of this Section, the following definitions apply:

(1)
“Designated beneficiary” means the individual who is designated as the Beneficiary under the Plan and is the designated beneficiary under Code Section 401(a)(9) and Regulation Section 1.401(a)(9)-4, Q&A-4.

(2)
“Distribution calendar year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s “required beginning date.” For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 6.8(b). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s “required beginning date.” The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s “required beginning date” occurs, will be made on or before December 31 of that distribution calendar year.

(3)	“Life expectancy” means the life expectancy as computed by use of the Single Life Table in Regulation Section 1.401(a)(9)-9, Q&A-1.

(4)
“Participant’s account balance” means the “Participant’s account balance” as of the last Valuation Date in the calendar year immediately preceding the Distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. For this purpose, the Administrator may exclude contributions that are allocated to the account balance as of dates in the valuation calendar year after the Valuation Date, but that are not actually made during the valuation calendar year. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution calendar year if distributed or transferred in the valuation calendar year.

(5)
“Required beginning date” means, with respect to any Participant, April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that benefit distributions to a 5-percent owner must

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commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(6)
“5-percent owner” means a Participant who is a 5-percent owner as defined in Code Section 416 at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5-percent owner under this Section they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

(f)	Statutory (TEFRA) Transition Rules.

(1)
Notwithstanding the other provisions of this Section, other than the spouse’s right of consent afforded under the Plan, distributions may be made on behalf of any Participant, including a five percent (5%) owner, who has made a designation in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and in accordance with all of the following requirements (regardless of when such distribution commences):

(i)	The distribution by the Plan is one which would not have disqualified such plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

(ii)
The distribution is in accordance with a method of distribution designated by the Participant whose interest in the plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

(iii)	Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1, 1984.

(iv)	The Participant had accrued a benefit under the Plan as of December 31, 1983.

(v)
The method of distribution designated by the Participant or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant’s death, the Beneficiaries of the Participant listed in order of priority.

(2)
A distribution upon death will not be covered by the transitional rule of this subsection unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

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(3)
If or any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (1)(i) and (1)(v) of this subsection.

(4)
If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the Regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

(5)	In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Regulation Section 1.401(a)(9)-8, Q&A-14 and Q&A-15, shall apply.

6.9
DISTRIBUTION FOR MINOR OR INCOMPETENT INDIVIDUAL. In the event a distribution is to be made to a minor or incompetent individual, then the Administrator may direct that such distribution be paid to the court-appointed legal guardian or any other person authorized under state law to receive such distribution, or if none, then in the case of a minor Beneficiary, to a parent of such Beneficiary, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the guardian, custodian or parent of a minor or incompetent individual shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof

6.10
LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN. In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant’s attainment Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan.

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Notwithstanding the foregoing, effective with respect to distributions made after March 28, 2005, if the Plan provides for mandatory distributions and the amount to be distributed to a Participant or Beneficiary does not exceed $1,000, then the amount distributable may, in the sole discretion of the Administrator, either be treated as a Forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant’s Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the Forfeiture, such benefit shall be restored, first from Forfeitures, if any, and then from an additional Employer contribution if necessary. Upon Plan termination, the portion of the distributable amount that is an eligible rollover distribution as defined in Section 6.15 may be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b). However, regardless of the preceding, a benefit that is lost by reason of escheat under applicable state law is not treated as a Forfeiture for purposes of this Section nor as an impermissible forfeiture under the Code.

6.11
PRE-RETIREMENT DISTRIBUTION OF EMPLOYER CONTRIBUTIONS. A Participant who is age 59½ or older and who has not severed employment with the Employer may elect, in the form and manner prescribed by the Administrator, to have the Administrator direct the Trustee to distribute all or a portion of the Participant’s Accounts that are vested (including from the Participant’s Elective Deferral Account and, if applicable, Roth Contribution Account). In the event that the Administrator makes such an in-service distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a lump sum payment and charged and withdrawn pro-rata from the Participant’s Accounts. Notwithstanding any provision in this Section to the contrary, to the extent any amounts attributable to a Participant’s Accounts collateralizes a loan under Section 7.4, such collateralized amounts shall not be eligible for in-service withdrawal under this Section.

6.12	ADVANCE DISTRIBUTION FOR HARDSHIP.

(a)
The Administrator, at the election of the Participant whether or not currently employed as an Employee, shall direct the Trustee to distribute to any Participant from the Vested portion of the Participant’s Account, excluding amounts in the QACA Account and the Qualified Nonelective Contribution Account, the amount necessary to satisfy the immediate and heavy financial need of the Participant, subject to the limitations of this Section. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution. Any withdrawal made pursuant to this Section shall be deemed to be on account of an immediate and heavy financial need of the Participant if the withdrawal is for:

(1)
Expenses for (or necessary to obtain) medical care (for the Participant or the spouse or dependent of the Participant) that would be deductible by the Participant under Code Section 213(d) (determined without regard to

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whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income);

(2)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(3)
Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(4)
Payment of tuition, related educational fees, and room and board expenses, for up to the next twelve (12) months of post-secondary education for the Participant, the Participant’s spouse, children, or dependents (as defined in Code Section 152, and, for taxable years beginning on or after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2), and (d)(1)(B));

(5)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(6)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to Code Section 165(h)(5) and whether the loss exceeds ten (10%) of adjusted gross income), or

(7)
Expenses and losses (including loss of income) incurred by the Participant on account of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

(b)
No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant’s representation, in the form prescribed by the Administrator, and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

(1)
For hardship withdrawals on and after January 1, 2019, the Participant represents in writing or electronic medium that the Participant has insufficient cash or other liquid assets to satisfy the need. The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

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(2)
The Participant has obtained (i) all distributions, other than hardship distributions, and (ii) for hardship distributions made prior to January 1, 2019, all nontaxable (at the time of the loan) loans, currently available under all plans maintained by the Employer; and

(3)
With respect to hardship distributions made under this Section prior to January 1, 2019, the Participant’s Elective Deferrals and Roth Contributions will be suspended for a period that ends on the earlier of (i) six (6) months after receipt of the hardship distribution or (ii) January 1, 2019.

(c)
Hardship distributions made under this Section after December 31, 2018, shall including any earnings allocated to the Participant’s Accounts (other than earnings allocated to the QACA Account and the Qualified Nonelective Contribution Account).

(d)
Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

(e)	Hardship distributions may be made from the Elective Deferral Account and Roth Contribution Account, subject to the limitations noted above.

6.13
QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order. Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not separated from service and has not reached the earliest retirement age. For the purposes of this Section, the terms “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

6.14
QUALFIED RESERVISTS DISTRIBUTION. Notwithstanding any other provision of the Plan to the contrary, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who is ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may elect to receive a cash withdrawal of all or any portion of his Elective Deferral Account and, if applicable, Roth Contribution Account. Any distribution made to a Participant pursuant to this Section must be made during the period beginning on the date of his order or call to active duty and ending on the close of his active duty period.

6.15
DIRECT ROLLOVER. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible Retirement Savings Plan specified by the distributee in a direct rollover.

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(a)
Eligible rollover distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

For distributions made after December 31, 2007, in addition to an “eligible retirement savings plan” (as defined below), a Participant or Beneficiary may elect to roll over directly an “eligible rollover distribution” to a Roth IRA described in Code Section 408A(b).

(b)
Eligible Retirement Savings Plan. An eligible Retirement Savings Plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), an annuity contract described in Code Section 403(b) that accepts the distributee’s eligible rollover distribution, or an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. However, in the case of an eligible rollover distribution to the surviving spouse, an Eligible Retirement Savings Plan is an individual retirement account or individual retirement annuity.

(c)
Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

(d)	Direct rollover. A direct rollover is a payment by the Plan to the eligible Retirement Savings Plan specified by the distributee.

(e)
Non-Spouse Beneficiary Rollover Rights. For distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code Section 401(a)(9)(E) and the Regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his distribution to an Individual Retirement Account (IRA) the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an “eligible rollover distribution” under Code Section 401(a)(31). Although a non-spouse beneficiary

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may roll over directly a distribution as provided in Section 6.08(b)(4), the distribution, if made prior to January 1, 2011, is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the notice requirements of Code section 402(f) or the mandatory withholding requirements of Code Section 3405(c). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a 60-day (non-direct) rollover.
If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an IRA on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code Section 401(a)(9)(E). A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Regulations and other Internal Revenue Service guidance. If the Participant dies before his required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulation Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum.

(f)
Participant Notice. A Participant entitled to an eligible rollover distribution must receive a written explanation of his right to a direct rollover, the tax consequences of not making a direct rollover, and, if applicable, any available special income tax elections. The notice must be provided within the same 30-to-90 day timeframe applicable to the Participant consent notice. The direct rollover notice must be provided to all Participants, unless the total amount the Participant will receive as a distribution during the calendar year is expected to be less than $200.

6.16
TRANSFER OF ASSETS FROM A MONEY PURCHASE PLAN. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s attainment of Normal Retirement Age, death, disability, or severance from employment, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code Section 414(1), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to after-tax voluntary employee contributions or to a direct or indirect rollover contribution).

6.17
CORRECTIVE DISTRIBUTIONS. Nothing in this Article shall preclude the Administrator from making a distribution to a Participant, to the extent such distribution is made to correct a qualification defect in accordance with the corrective procedures under any voluntary compliance program.

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ARTICLE VII
AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1	AMENDMENT.

(a)
General rule on Company amendments. The Company shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee’s or Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder. The Company’s board of directors alone, in its settlor capacity, shall have the sole and exclusive right and power to amend, modify, restrict or terminate the investment by Participants in Company Stock through the ESOP.

(b)
Impermissible amendments. No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates, or causes any reduction in the amount credited to the account of any Participant, or causes or permits any portion of the Trust Fund to revert to or become property of the Company.

(c)
Anti-cutback restrictions. Except as permitted by Regulations (including Regulation Section 1.411(d)-4) or other IRS guidance, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any Section 411(d)(6) protected benefit or adds or modifies conditions relating to Section 411(d)(6) protected benefits which results in a further restriction on such benefits unless such “Section 411(d)(6) protected benefits” are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. The term “Section 411(d)(6) protected benefits” means benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit. An amendment which has the effect of decreasing a Participant’s Account balance with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. The preceding shall not apply to a Plan amendment that eliminates or restricts the ability of a Participant to receive payment of his Account under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

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7.2	TERMINATION.

(a)
Termination of Plan. The Company shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants’ Accounts shall become one hundred percent (100%) Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture.

(b)
Distribution of assets. Upon the full termination of the Plan, the Company shall direct the distribution of the assets of the Plan to Participants in a manner which is consistent with the provisions of Section 6.5 except that no Participant or spousal consent is required. Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of Section 411(d)(6) protected benefits in accordance with Section 7.1(c).

(c)
Abandoned plan. If the Company, in accordance with DOL guidance, abandons the Plan, then the Trustee (or Insurer) or other party permitted to take action as a qualified terminal administrator (QTA), may terminate the Plan in accordance with applicable Department of Labor and IRS regulations and other guidance.

7.3
MERGER, CONSOLIDATION OR TRANSFER OF ASSETS. This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust, only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any Section 411(d)(6) protected benefits in accordance with Section 7.1(c).

7.4	LOANS TO PARTICIPANTS.

(a)
Permitted loans. The Trustee (or the Administrator if the Trustee is a nondiscretionary Trustee or if loans are treated as Participant directed investments pursuant to this Plan) may, in the Trustee’s (or, if applicable, the Administrator’s) sole discretion, make Plan loans to Participants or Beneficiaries under the following circumstances: (1) loans shall be made available to Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount that is made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) loans shall provide for periodic repayment over a reasonable period of time. Furthermore, no Plan loan shall exceed a Participant’s Vested interest in the Plan.

(b)	Prohibited assignment or pledge. An assignment or pledge of any portion of a Participant’s interest in the Plan and a loan, pledge, or assignment with respect to

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any insurance Contract purchased under the Plan, shall be treated as a Plan loan under this Section.

(c)
Loan program. The Administrator shall be authorized to establish a Participant Loan Program to provide for loans under the Plan. The Participant Loan Program shall be established in accordance with Department of Labor Regulation Section 2550.408(b)-1(d)(2) providing for loans by the Plan to parties-in-interest under this Plan, such as Participants or Beneficiaries. In order for the Administrator to implement such Participant Loan Program, a separate written document forming a part of this Plan must be adopted, which document shall specifically include, but need not be limited to, the following:

(1)	the identity of the person or positions authorized to administer the Participant loan program;

(2)	a procedure for applying for loans;

(3)	the basis on which loans will be approved or denied;

(4)	limitations, if any, on the types and amounts of loans offered;

(5)	the procedure under the program for determining a reasonable rate of interest;

(6)	the types of collateral which may secure a Participant loan; and

(7)	the events constituting default and the steps that will be taken to preserve Plan assets in the event such default.
Such Participant Loan Program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant Loan Program may be modified or amended in writing from time to time without the necessity of amending this Plan.

(d)
Loan default. Notwithstanding anything in this Plan to the contrary, if a Participant or Beneficiary defaults on a Plan loan made pursuant to this Section and such loan is secured by the Participant’s interest in the Plan, then, to the extent provided in the Participant loan program, a Participant’s interest may be offset by the amount subject to the security to the extent there is a distributable event permitted by the Code or Regulations.

(e)
Loans subject to Plan terms. Notwithstanding anything in this Section to the contrary, any Plan loans made prior to the date this amendment and restatement is adopted shall be subject to the terms of the Plan in effect at the time such loan was made.

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ARTICLE VIII
TOP-HEAVY

8.1	TOP-HEAVY PLAN REQUIREMENTS.

(a)
Top-Heavy requirements. For any Top-Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the minimum required allocation of Code Section 416(c) pursuant to Section 4.4 of the Plan.

(b)
Top-Heavy exemption. Notwithstanding the provisions of the previous subsection, the Top-Heavy Plan Year requirements of this Article and Code Section 416 shall not apply in any Plan Year in which the Plan consists solely of ADP Test Safe Harbor Contributions which meet the requirements of Code Section 401(k)(12), Matching Contributions which meet the requirements of Code Section 401(m)(11) and Elective Deferrals.

8.2	DETERMINATION OF TOP-HEAVY STATUS.

(a)	Definition of Top-Heavy Plan. This Plan shall be a Top-Heavy Plan if any of the following conditions exists:

(1)	if the “top-heavy ratio” for this Plan exceeds sixty percent (60%) and this Plan is not part of any “required aggregation group” or “permissive aggregation group”;

(2)	if this Plan is a part of a “required aggregation group” but not part of a “permissive aggregation group” and the “top-heavy ratio” for the group of plans exceeds sixty percent (60%); or

(3)	if this Plan is a part of a “required aggregation group” and part of a “permissive aggregation group” and the “top-heavy ratio” for the “permissive aggregation group” exceeds sixty percent (60%).

(b)	Top-heavy ratio. “Top-heavy ratio” means, with respect to a “determination date”:

(1)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan (as defined in Code Section 408(k)) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the “determination date” has or has had accrued benefits, the top-heavy ratio for this plan alone or for the “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the “determination date” (including any part of any account balance distributed in the 1-year period ending on the “determination date”) (5-year period ending on the “determination date” in the case of a distribution made for a reason other than severance

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from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the “determination date”) (5-year period ending on the “determination date” in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002), both computed in accordance with Code Section 416 and the Regulations thereunder.
Both the numerator and denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the “determination date,” but which is required to be taken into account on that date under Code Section 416 and the Regulations thereunder.

(2)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the “determination date” has or has had any accrued benefits, the top-heavy ratio for any “required aggregation group” or “permissive aggregation group” as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the “determination date,” and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the “‘determination date,” all determined in accordance with Code Section 416 and the Regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the “determination date” (5-year period ending on the “determination date” in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002).

(3)
For purposes of (1) and (2) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent “valuation date” that falls within or ends with the 12-month period ending on the “determination date,” except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year,

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or (ii) who has not been credited with at least one Hour of Service with any Employer maintaining the plan at any time during the 1-year period (5-year period in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the “determination date” will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the “determination dates” that fall within the same calendar year.
The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

(4)
The calculation of top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account, will be made in accordance with Code Section 416 and the regulations thereunder.

(c)
Determination date. “Determination date” means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, “determination date” means the last day of that Plan Year.

(d)
Permissive aggregation group. “Permissive aggregation group” means the “required aggregation group” of plans plus any other plan or plans of the Employer or any Affiliated Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

(e)
Required aggregation group. “Required aggregation group” means: (1) each qualified plan of the Employer or any Affiliated Employer in which at least one Key Employee participates or participated at any time during the Plan Year containing the determination date or any of the four preceding plan years (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer or any Affiliated Employer which enables a plan described in (1) to meet the requirements of Code Sections 401(a)(4) or 410.

(f)	Valuation Date. “Valuation date” means the date elected by the Employer as of which account balances or accrued benefits are valued for purposes of calculating the “top-heavy ratio.”

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ARTICLE IX
EMPLOYEE STOCK OWNERSHIP PLAN PROVISIONS

9.1
ESOP PROVISIONS. The ESOP Allocations for all Participants shall be considered and designated as an employee stock ownership plan (collectively referred to as the “ESOP”). The purpose of the ESOP is to allocate to Participants and their Beneficiaries an ownership interest in the Company through distribution of Employer Securities (or the fair market value of Employer Securities) following a Participant’s severance from employment. Neither the Company, its officers, directors, Employees or shareholders, nor any fiduciary of the Plan shall have any responsibility for the value of any stock or other securities of the Company allocated to the Account of, or distributed to, any Participant or Beneficiary hereunder; it being understood that such stock or securities may decline in value or become wholly worthless due to risks and circumstances which cannot be foreseen and which may not be within the control of any such person or entities.

9.2
INVESTMENT IN EMPLOYER SECURITIES. A principal purpose of the ESOP is to provide an avenue for Employees to acquire Company Stock. Accordingly, the Administrator will follow the Participant’s election to invest in Company Stock by taking the Participant’s contributions made to the ESOP in cash and other cash received for the ESOP by the Trustee and investing primarily or exclusively in Company Stock. Purchases of Company Stock may be made in the open market or, to the extent permitted by law, by purchases directly from the Company or from shareholders of the Company. If Company Stock is not available for purchase, or if the Trustee determines that the purchase of additional Company Stock is not prudent or would not further the purposes of the Plan, the Trustee shall, to the extent not inconsistent with the Plan’s continued tax qualification as an employee stock ownership plan under Code Section 4975(e)(7), invest the assets of the ESOP in securities or investments other than Company Stock. The Trustee may maintain reserves in the Plan to provide funds (A) for the payment of expenses from the Trust, and (B) for distributions in cash. Such reserves may be invested in cash, savings accounts, certificates of deposit and other similar cash equivalent investments, including those of the Trustee, as well as any other authorized investment provided in the Trust. Prior to January 1, 2019, for accounting purposes the Company Stock and the cash reserve were combined into a unitized fund Company Stock fund. All purchases of Company Stock shall be made at prices, which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock at the time of purchase.

9.3
DIVIDENDS ON COMPANY STOCK. Dividends paid by the Company with respect to shares of Company Stock held by the ESOP shall, in the discretion of the Company, be (i) paid in cash directly to the Participants in the ESOP or their Beneficiaries, (ii) paid to the ESOP and distributed in cash to the Participants in the ESOP or their Beneficiaries no later than ninety (90) days after the close of the Plan Year in which such dividends are paid, or (iii) at the election of each Participant in the ESOP or his Beneficiary, either (a) payable as provided in clause (i) or (ii) above, or (b) paid to the Plan and reinvested in Company Stock in the ESOP, as provided in Code Section 404(k) and accompanying regulations and guidance. A Participant’s election to receive cash payment of dividends

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on Company Stock as provided in this Section 9.3 shall be made in the manner and time indicated by the Administrator.
Cash dividends received on shares of Company Stock will be allocated to the Participant’s ESOP Allocations in his Account based on the number of shares of Company Stock held in each such Account, unless the Participant elects to receive such dividends in cash pursuant to this Section.
The Participant shall in all cases be given the opportunity to elect to receive dividend distributions in the form of cash, or have those dividends reinvested in the Plan. If the Participant fails to specify his election on or before the date of the ex-dividend date, then the Participant will be deemed to have elected to have those dividends reinvested into his Account within the Plan.

9.4	ESOP DIVERSIFICATION. A Participant may, at his discretion, diversify his ESOP Allocations in his Account at any time in accordance with the Plan.
Participants shall be provided complete instructions on their ability to diversify Employer Securities in accordance with all requirements of Code Section 401(a)(35).

9.5
VOTING RIGHTS. Each Participant or Beneficiary shall be entitled to direct the Trustee as to how to vote the shares of Company Stock that are allocated to his Account. The Administrator will direct the Trustee as to the voting of the shares that have been allocated to Participants’ Accounts but no direction has been received.

9.6	FORMS OF DISTRIBUTION.

(a)
Subject to the provisions of paragraph (c), the Administrator may, in its absolute discretion, determine whether a Participant’s distributable Benefit shall be made in the form of Company Stock or in the form of cash.

(b)
“Distributable Benefit” means a Participant’s total benefits in the Plan that is determined based on the number of shares of Company Stock allocated to the Participant’s Accounts, and by applying the value (if any) of his ESOP Allocations not invested in shares of Company Stock towards the purchase of Company Stock, with the objective of obtaining the maximum number of whole shares of Company Stock for distribution to the Participant by combining any fractional shares so acquired with any fractional shares credited to his Accounts.

(c)
In the event that the Administrator shall determine that a Participant’s Distributable Benefit is to be paid in the form of a cash distribution, the Administrator shall notify the Participant in advance of making such a distribution. The Participant shall have a reasonable period of time after receiving the notice, not to exceed two weeks without Administrator approval, in which to elect instead to receive his Distributable Benefit in the form of Company Stock.

9.7	PUT OPTION. Solely in the event that a Distributee receives a distribution consisting in whole or in part of Company Stock that at the time of the distribution thereof is not

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Freely Tradeable Stock (or which ceases to be Freely Tradeable Stock during the time periods specified below), the distributed Company Stock shall be subject to a put option (“Put Option”) as set forth in this Section.

(a)	For purposes of this Article VIII, “Distributee” means:

(1)	The Participant or Beneficiary (including an Alternate Payee under certain circumstances detailed herein) receiving the distribution of the Company Stock;

(2)	Any other party to whom the stock is transferred by gift or by reason of death; and

(3)
The trustee of an individual retirement account (as defined under Code Section 408) or of a tax-qualified retirement plan to which all or any portion of the distributed Company Stock is transferred pursuant to a tax-free “rollover” transaction satisfying the requirements of Code Section 402.

(b)
“Freely Tradeable Stock” means Company Stock that, at the time of reference is “Publicly Traded” as that term is defined under Regulation Section 54.4975-(b)(1)(iv) and is not subject to a “Trading Limitation” as that term is defined under Regulation Section 54.4975-7(b)(10).

(c)
During the sixty (60) day period following the date the Company Stock first becomes distributable, the Distributee shall have the right to require the Company to purchase all or a portion of the distributed Company Stock held by the Distributee. A Distributee shall exercise this right by giving written notice to the Company of the number of shares of distributed Company Stock that the

Distributee intends to sell to the Company. This notice must be given within the sixty (60) day period following the date the Company Stock first becomes distributable. The purchase price to be paid for the Company Stock shall be its fair market value determined as of the Valuation Date coincident with or immediately preceding the date of the distribution.

(d)
If a Distributee does not exercise his Put Option right under paragraph (c), the option right shall temporarily lapse. Upon the expiration of the sixty (60) day period following the Accounting Date of the Plan Year in which the sixty (60) day option period expires, the Company shall provide the non-electing Distributee (if he is then a shareholder of record) with a notice (the “Notice of Value”) indicating the fair market value of the Company Stock, determined by an independent appraiser who meets the requirements of Code Section 401(a)(28)(C). During the sixty (60) day period following receipt of the Notice of Value, the Distributee shall have the right to require the Company to purchase all or any portion of the distributed Company Stock with the purchase price based on the amount stated in the Notice of Value. If a Distributee fails to exercise his option right under this paragraph with respect to any portion of the distributed Company Stock, no

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further options shall be applicable under this Plan with respect to the stock, and the Company shall have no further purchase obligations.

(e)
In the event that a Distributee shall exercise a Put Option, then the Company shall have the option of paying the purchase price of the Company Stock which is subject to the Put Option (“Option Stock”) under either of the following methods:

(1)	A lump sum payment of the purchase price within thirty days after the date upon which the Put Option is exercised (“Exercise Date”); or

(2)
A series of six (6) equal installment payments, with the first payment to be made within thirty days following the Exercise Date and the five (5) remaining payments to be made on the five (5) anniversary dates of the Exercise Date.

If the Company elects to pay the purchase price of the Option Stock under the installment method, the Company shall, within thirty days after the Exercise Date, give the Distributee the Company’s promissory note for the full, unpaid balance of the option price. This note shall provide adequate security, state a rate of interest reasonable under the circumstances, and provide that the full amount of the note shall accelerate and become due immediately in the event that the Company defaults in the payment of a scheduled installment payment.

(f)
The Put Option shall be effective solely against the Company and shall not obligate the Plan in any manner. The Plan may, with the Company’s consent, elect to purchase any Company Stock that otherwise must be purchased by the Company pursuant to a Distributee’s exercise of his Put Option.

(g)
Except as is expressly provided above with respect to any distributed Company Stock that is not Freely Tradeable Stock, no Participant shall have any Put Option rights with respect to Company Stock distributed under this Plan, and neither the Company nor this Plan shall have any obligation whatsoever to purchase any distributed Company Stock from any Participant or other Distributee.

9.8
APPLICATION OF ARTICLE IX TO NON-ESOP ALLOCATION. Notwithstanding anything in the Plan to the contrary, the provisions of Sections 9.4, 9.5, 9.6 and 9.7 of this Article shall apply in full to the Non-ESOP Allocations.

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ARTICLE X
MISCELLANEOUS

10.1
PARTICIPANT’S RIGHTS. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

10.2	ALIENATION OF BENEFITS.

(a)
General rule. Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable to any person (including a Participant or the Participant’s Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized, except to such extent as may be required by law.

(b)
Exception for loans. Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, by reason of a loan made pursuant to Section 7.4. At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount to be distributed as shall equal such indebtedness shall be paid to the Plan, to apply against or discharge such indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such indebtedness is to be so paid in whole or part from the Participant’s Account. If the Participant or Beneficiary does not agree that the indebtedness is a valid claim against the Vested Participant’s Account, the Participant or Beneficiary shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.8 and 2.9.

(c)
Exception for QDRO. Subsection (a) shall not apply to a qualified domestic relations order defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

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(d)
Exception for certain debts to Plan. Subsection (a) shall not apply to an offset to a Participant’s accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into in accordance with Code Sections 401(a)(13)(C) and (D).

With respect to distributions from the Participant’s Pre-Retirement Survivor Annuity Account, if the Participant has a spouse at the time at which the offset is to be made:

(1)
either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified Pre-Retirement Survivor Annuity is in effect in accordance with the requirements of Code Section 417(a),

(2)	such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

(3)
in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code Section 401(a)(11)(A)(i) and under a qualified Pre-Retirement Survivor Annuity provided pursuant to Code Section 401(a)(11)(A)(ii).

10.3	CONSTRUCTION AND INTERPRETATION OF PLAN.

(a)
Applicable state laws. This Plan shall be construed and enforced according to the Code, the Act and the laws of the State of Texas, other than its laws respecting choice of law, to the extent not pre-empted by Federal law.

(b)	Single subsections. This Plan may contain single subsections. The existence of such single subsections shall not constitute scrivener’s errors.

(c)	Separate Accounts. Unless otherwise specified by a particular provision, the term “separate account” does not require a separate fund, only a notational entry in a recordkeeping system.

10.4	GENDER AND NUMBER.

(a)
Masculine and feminine. Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply.

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(b)	Singular and plural. Whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5
LEGAL ACTION. In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6	PROHIBITION AGAINST DIVERSION OF FUNDS.

(a)
General rule. Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

(b)
Mistake of fact. In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1)-year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(c)
Contribution conditioned on deductibility. Except as otherwise provided by a particular Plan provision, any contribution by the Employer to the Plan is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the final determination of the disallowance, whether by agreement with the Internal Revenue Service or by final decision of a competent jurisdiction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

10.7
EMPLOYER’S AND TRUSTEE’S PROTECTIVE CLAUSE. The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

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10.8
INSURER’S PROTECTIVE CLAUSE. Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.9
RECEIPT AND RELEASE FOR PAYMENTS. Any payment to any Participant, the Participant’s legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer.

10.10
ACTION BY THE EMPLOYER. Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.11
NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY. The named Fiduciaries of this Plan are (1) the Company, (2) the Administrator, (3) the Trustee and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and the Company shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s funding policy and method; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or

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depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

10.12	HEADINGS. The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.13
APPROVAL BY INTERNAL REVENUE SERVICE. Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Company’s return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner’s delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Company, less expenses paid, shall be returned within one (1) year after the date the initial qualification is denied, and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

10.14
ELECTRONIC MEDIA. The Administrator may use telephonic or electronic media to satisfy any notice requirements required by this Plan, to the extent permissible under regulations (or other generally applicable guidance). In addition, a Participant’s consent to an immediate distribution may be provided through telephonic or electronic means, to the extent permissible under regulations (or other generally applicable guidance). The Administrator also may use telephonic or electronic media to conduct plan transactions such as enrolling Participants, making (and changing) deferral elections, electing (and changing) investment allocations, applying for Plan loans, and other transactions, to the extent permissible under regulations (or other generally applicable guidance).

10.15
PLAN CORRECTION. The Administrator in conjunction with the Company may undertake such correction of Plan errors as the Administrator deems necessary, including correction to preserve tax qualification of the Plan under Code Section 401(a) or to correct a fiduciary breach under the Act. Without limiting the Administrator’s authority under the prior sentence, the Administrator, as it determines to be reasonable and appropriate, may undertake correction of Plan document, operational, demographic and employer eligibility failures under a method described in the Plan or under EPCRS or any successor program to EPCRS.

The Administrator, as it determines to be reasonable and appropriate, also may undertake or assist the appropriate Fiduciary or Plan official in undertaking correction of a fiduciary breach, including correction under the VFC or any successor program to VFC. For example, to correct an operational error, the Administrator may require the Trustee to distribute Elective Deferrals or Vested Matching Contributions, including earnings, from the Plan where such amounts result from an operational error other than a failure of Code Section 415 or Code Section 402(g).

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10.16
UNIFORMITY. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

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ARTICLE XI
PARTICIPATING EMPLOYERS

11.1
ADOPTION BY OTHER EMPLOYERS. Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an Affiliated Employer or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

11.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS.

(a)	Same Trustee for all. Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

(b)
Holding and investing assets. The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof

(c)
Payment of expenses. Unless the Employer otherwise directs, any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

11.3
DESIGNATION OF AGENT. Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word “Employer” shall be deemed to include each Participating Employer as related to its adoption of the Plan.

11.4
EMPLOYEE TRANSFERS. In the event an Employee is transferred between Participating Employers, accumulated service and eligibility shall be carried with the Employee involved. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

11.5
PARTICIPATING EMPLOYER CONTRIBUTION AND FORFEITURES. Any contribution or Forfeiture subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employers making the contribution or by which the forfeiting Participant was employed. However, if the contribution is made, or the forfeiting Participant was employed, by an Affiliated Employer, such contribution or Forfeiture shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each

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Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Participating Employer shall immediately notify the Trustee thereof.

11.6
AMENDMENT. Any Participating Employer that is an Affiliated Employer hereby authorizes the Company to make amendments on its behalf, unless otherwise agreed among all affected parties. If a Participating Employer is not an Affiliated Employer, then amendment of this Plan by the Company at any time when there shall be a Participating Employer shall, unless otherwise agreed to by the affected parties, only be by the written action of each and every Participating Employer and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

11.7
DISCONTINUANCE OF PARTICIPATION. Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan at any time. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Company shall have the right to discontinue or revoke the participation in the Plan of any Participating Employer by providing forty-five (45) days’ notice to such Participating Employer. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate qualified retirement plan for its employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any Section 411(d)(6) protected benefits as described in Section 7.1(e). If a separate plan has not been established, at the time of such continuance or revocation for whatever reason, the assets and liabilities, Contracts and other Trust Fund assets allocable to such Participating Employer’s participation in this Plan shall be spun off pursuant to Code Section 414(l) and such spun-off assets shall constitute a retirement plan of the Participating Employer with such Participating Employer becoming sponsor and the individual who has signed the Supplemental Participation Agreement on behalf of the Participating Employer becoming Trustee for this purpose. Such individual shall agree to this appointment by virtue of signing the Supplemental Participation Agreement. If such individual is no longer an Employee of the Participating Employer, then the Participating Employer shall appoint a Trustee. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust Fund as it relates to such Participating Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Participating Employer.

11.8
ADMINISTRATOR’S AUTHORITY. The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

11.9	PROVISIONS APPLIED SEPARATELY (OR JOINTLY) FOR PARTICIPATING NON-AFFILIATED EMPLOYERS.

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(a)
Separate status. The Plan Administrator will apply the definition of Compensation and perform the tests listed in this Section, separately for each Participating Employer other than an Affiliated Employer of such Participating Employer. For this purpose, the Employees of each Participating Employer (and its Affiliated Employers), and their allocations and accounts, shall be treated as though they were in separate plan. Any correction action, such as additional contributions or corrective distributions, shall only affect the Employees of the Participating Employer (and its Affiliated Employers, if any). The tests subject to this separate treatment are:

(1)	Nondiscrimination testing as described in Code Section 401(a)(4) and the applicable Regulations.

(2)	Coverage testing as described in Code Section 410(b) and the Regulations.

(3)	Status as a Highly Compensated Employee.

(b)	Joint status. The following tests shall be performed for the Plan as whole, without regard to employment by a particular Participating Employer:

(1)	Applying the annual addition limitation in Section 4.5, including the related Compensation definition.

(2)	Applying the Code Section 402(g) limitation in Section 4.2.

(3)	Applying the limit on Catch-Up Contributions in Section 4.2.

11.10
TOP-HEAVY APPLIED SEPARATELY FOR PARTICIPATING NON-AFFILIATED EMPLOYERS. The Plan will apply the Top-Heavy Plan provisions separately to each Participating Employer other than an Affiliated Employer of such Participating Employer. The Plan will be considered separate plans for each Participating Employer and its Employees for purposes of determining whether such a separate plan is top-heavy under Section 8.1 or is entitled to the exemption described in such Section. For purposes of applying this Article to a Participating Employer, the Participating Employer and any entity which is an Affiliated Employer to that Participating Employer shall be the “Employer” for purposes of Section 8.1, and the terms “Key Employee” and “Non-Key Employee” shall refer only to the Employees of that Participating Employer and/or its Affiliated Employers. If such a Participating Employer’s separate plan is top-heavy, then:

(a)
Highest contribution rate. The Plan Administrator shall determine the highest Key Employee contribution rate under Section 4.4(g) by reference to the Key Employees and their allocations in the separate plan of that Participating Employer;

(b)	Top-Heavy minimum allocation. The Plan Administrator shall determine the amount of any required top-heavy minimum allocation separately for that separate plan under Section 4.4(g); and

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(c)	Plan which will satisfy. The Participating Employer shall make any additional contributions Section 4.4(g) requires.
[Signature Pages Follows]

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IN WITNESS WHEREOF, Oceaneering International, Inc. has caused these presents to be executed by its duly authorized officers in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy thereof, this  25th  day of    February   , 2019, but effective as of January 1, 2019.
OCEANEERING INTERNATIONAL, INC.

By	/S/ DAVID K. LAWRENCE

Name:	David K. Lawrence

Title:	Senior Vice President, General
Counsel and Secretary
ATTEST:

/S/ KATY L. BRADLEY
Name: Katy L. Bradley

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Oceaneering Retirement Investment Plan, as Amended and Restated January 1, 2019

OCEANEERING RETIREMENT INVESTMENT PLAN
Appendix A

As of January 1, 2019, the following entities are Participating Employers in the Plan:

•	Grayloc Products, L.L.C.

•	Nauticos Corporation

•	Oceaneering Services S. de R.L. de C.V.

•	Reflange, Inc.

•	Oceaneering Asset Integrity, Inc.

•	Norse Cutting & Abandonment, Inc.

•	Oceaneering Mobile Workforce, LLC

•	C&C Technologies, Inc.

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